UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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(as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

UNIVERSAL HEALTH SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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UNIVERSAL HEALTH SERVICES, INC.

April 16, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Universal Health Services, Inc. (the “Company”) to be held at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania, on Wednesday, May 21, 2008, at 10:00 a.m., for the following purposes:

(1)	the election of one director by the holders of Class A and Class C Common Stock;

(2)	the election of one director by the holders of Class B and Class D Common Stock;

(3)	the approval of an amendment to our 2005 Stock Incentive Plan by the holders of Class A, B, C and D Common Stock;

(4)	the approval of an amendment to our Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan by the holders of Class A, B, C and D Common Stock; and

(5)	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, please either vote by telephone or internet or by promptly signing and returning your Proxy card in the enclosed envelope. If you then attend and wish to vote your shares in person, you still may do so. In addition to the matters noted above, we will discuss the business of the Company and be available for your comments and discussion relating to the Company.

I look forward to seeing you at the meeting.

Sincerely,

Alan B. Miller

Chairman, President and

Chief Executive Officer

UNIVERSAL HEALTH SERVICES, INC.

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 21, 2008

Notice is hereby given that the Annual Meeting of Stockholders of Universal Health Services, Inc. (the “Company”) will be held on Wednesday, May 21, 2008 at 10:00 a.m., at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania for the following purposes:

(i)	the election of one director by the holders of Class A and Class C Common Stock;

(ii)	the election of one director by the holders of Class B and Class D Common Stock;

(iii)	the approval of an amendment to our 2005 Stock Incentive Plan by the holders of Class A, B, C and D Common Stock;

(iv)	the approval of an amendment to our Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan by the holders of Class A, B, C and D Common Stock; and

(v)	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the Annual Meeting only if you were a Company stockholder of record at the close of business on April 1, 2008.

You are cordially invited to attend the Annual Meeting in person.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE OR INTERNET OR MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, May 21, 2008:

The Proxy Statement and Annual Report to Stockholders are available at http://bnymellon.mobular.net/bnymellon/uhs.

BY ORDER OF THE BOARD OF DIRECTORS

STEVE G. FILTON, Secretary

King of Prussia, Pennsylvania

April 16, 2008

 LOGO

UNIVERSAL HEALTH SERVICES, INC.

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PA 19406

PROXY STATEMENT

QUESTIONS AND ANSWERS

1.	Q: Why am I receiving these materials?

A:	This Proxy Statement and enclosed forms of Proxy (first mailed to stockholders on or about April 16, 2008) are furnished in connection with the solicitation by our Board of Directors of Proxies for use at the Annual Meeting of Stockholders, or at any adjournment thereof. The Annual Meeting will be held on Wednesday, May 21, 2008 at 10:00 a.m., at our offices located at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

2.	Q: What is the purpose of the Annual Meeting?

A:	The Annual Meeting is being held (1) to have the holders of Class A and C Common Stock elect one Class III director, to serve for a term of three years until the annual election of directors in 2011 and the election and qualification of his successors; (2) to have the holders of Class B and D Common Stock elect one Class III director, to serve for a term of three years until the annual election of directors in 2011 and the election and qualification of his successor; (3) to have the holders of Class A, B, C and D Common Stock approve an amendment to our 2005 Stock Incentive Plan; (4) to have the holders of Class A, B, C and D Common Stock approve an amendment to our Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan, and; (5) to transact such other business as may properly be brought before the meeting or any adjournment thereof. We will also discuss our business and be available for your comments and discussion.

3.	Q: Are these materials available on the internet?

A:	Yes. In accordance with the “notice and access” rule recently adopted by the U.S. Securities and Exchange Commission, or SEC, we are making available the proxy materials to all of our stockholders on the internet. Please visit http://bnymellon.mobular.net/bnymellon/uhs. We are also providing all of our stockholders with a complete set of our proxy materials by mail, including a copy of our Annual Report to Stockholders, including financial statements for the year ended December 31, 2007, which is enclosed herewith.

4.	Q: Who may attend the Annual Meeting?

A:	Stockholders of record as of the close of business on April 1, 2008, or their duly appointed Proxies, may attend the meeting. Stockholders whose shares are held through a broker or other nominee will need to bring a copy of a brokerage statement reflecting their ownership of our Common Stock as of the record date.

5.	Q: Who is entitled to vote at the Annual Meeting?

A:	Only stockholders of record as of the close of business on April 1, 2008 are entitled to vote at the Annual Meeting. On that date, 3,328,404 shares of Class A Common Stock, par value $.01 per share, 335,800 shares of Class C Common Stock, par value $.01 per share, 47,124,940 shares of Class B Common Stock, par value $.01 per share, and 22,609 shares of Class D Common Stock, par value $.01 per share, were outstanding.

6.	Q: Who is soliciting my vote?

A:	The principal solicitation of Proxies is being made by the Board of Directors by mail. Certain of our officers, directors and employees, none of whom will receive additional compensation therefore, may solicit proxies by telephone or other personal contact. We will bear the cost of the solicitation of the proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

7.	Q: What items of business will be voted on at the Annual Meeting?

A:	The holders of Class A and C Common Stock will elect one Class III director, to serve for a term of three years until the annual election of directors in 2011 and the holders of Class B and D Common Stock will elect one Class III director, to serve for a term of three years until the annual election of directors in 2011. In addition, the holders of Class A, B, C and D Common Stock will vote on amendments to our 2005 Stock Incentive Plan and our Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan. Other than these items, we know of no other business to be presented for action.

8.	Q: How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that holders of Class A and Class C and Class B and D Common Stock vote shares “FOR” the election of the nominees to the Board of Directors for which they are entitled to vote, “FOR” the approval of the amendment to our 2005 Stock Incentive Plan and “FOR” the approval of the amendment to our Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan.

9.	Q: How will voting on any other business be conducted?

A:	Other than the items of business described in this Proxy Statement, we know of no other business to be presented for action at the Annual Meeting. As for any business that may properly come before the Annual Meeting, your signed Proxy gives authority to the persons named therein. Those persons may vote on such matters at their discretion and will use their best judgment with respect thereto.

10.	Q: What is the difference between a “stockholder of record” and a “street name” holder?

A:	These terms describe how your shares are held. If your shares are registered directly in your name with Mellon Investor Services, LLC, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

11.	Q: How do I vote my shares if I am a stockholder of record?

A:	A separate form of Proxy applies to our Class A and Class C Common Stock and a separate form of Proxy applies to our Class B and Class D Common Stock. Enclosed is a Proxy card for the shares of stock held by you on the record date. You may vote by signing and dating each Proxy card you receive and returning it in the enclosed prepaid envelope. Unless otherwise indicated on the Proxy, shares represented by any Proxy will, if the Proxy is properly executed and received by us prior to the Annual Meeting, be voted “FOR” each of the nominees for directors. You may also vote by telephone or internet.

12.	Q: How do I vote by telephone or electronically?

A:	Instead of submitting your vote by mail on the enclosed Proxy card, your vote can be submitted by telephone or electronically, via the internet. Please refer to the specific instructions set forth on the enclosed proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

13.	Q: How do I vote my shares if they are held in street name?

A:	If your shares are held in street name, your broker or other nominee will provide you with a form seeking instruction on how your shares should be voted.

14.	Q: Can I change or revoke my vote?

A:	Yes. Any Proxy executed and returned to us is revocable by delivering a later signed and dated Proxy or other written notice to our Secretary at any time prior to its exercise. Your Proxy is also subject to revocation if you are present at the meeting and choose to vote in person.

15.	Q: What is the vote required to approve each proposal?

A:	The director nominee receiving the highest number of affirmative votes of the shares of Class A and Class C Common Stock, voting as a class, present in person or represented by Proxy and entitled to vote, a quorum being present, shall be elected as Class III director. The director nominee receiving the highest number of affirmative votes of the shares of Class B and Class D Common Stock, voting as a class, present in person or represented by Proxy and entitled to vote, a quorum being present, shall be elected as a Class III director.

The affirmative vote of the holders of a majority of the Class A, B, C and D Common Stock votes present in person or represented by proxy and entitled to vote on the matter is required for the approval of the amendments to each of the 2005 Stock Incentive Plan and the Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan.

16.	Q: What constitutes a “quorum”?

A:	The holders of a majority of the common stock votes issued and outstanding and entitled to vote, either in person or represented by Proxy constitutes a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

17.	Q: What are our voting rights with respect to the election of directors?

A:	Our Restated Certificate of Incorporation provides that, with respect to the election of directors, holders of Class A Common Stock vote as a class with the holders of Class C Common Stock, and holders of Class B Common Stock vote as a class with holders of Class D Common Stock, with holders of all classes of Common Stock entitled to one vote per share.

Each holder of Class A Common Stock may cumulate his or her votes for directors giving one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares of Class A Common Stock, or he or she may distribute his votes on the same principle among as many candidates as he shall see fit. For a holder of Class A Common Stock to exercise his or her cumulative voting rights, the stockholder must give notice at the meeting of such intention to cumulate votes.

As of April 1, 2008, the shares of Class A and Class C Common Stock constituted 7.2% of the aggregate outstanding shares of our Common Stock, had the right to elect six members of the Board of Directors and constituted 86.7% of our general voting power; and as of that date the shares of Class B and Class D Common Stock (excluding shares issuable upon exercise of options), constituted 92.8% of the outstanding shares of our Common Stock, had the right to elect two members of the Board of Directors and constituted 13.3% of our general voting power.

18.	What are our voting rights with respect to matters other than the election of directors?

A:	As to matters other than the election of directors, our Restated Certificate of Incorporation provides that holders of Class A, Class B, Class C and Class D Common Stock all vote together as a single class, except as otherwise provided by law. Other than the election of directors and the approval of the amendments to each of the 2005 Stock Incentive Plan and the Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan, we know of no other business to be presented for action at the Annual Meeting.

Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

In the event a holder of Class C or Class D Common Stock holds a number of shares of Class A or Class B Common Stock, respectively, less than ten times the number of shares of Class C or Class D

Common Stock that holder holds, then that holder will be entitled to only one vote for every share of Class C, or one-tenth of a vote for every share of Class D Common Stock, which that holder holds in excess of one-tenth the number of shares of Class A or Class B Common Stock, respectively, held by that holder. The Board of Directors, in its discretion, may require beneficial owners to provide satisfactory evidence that such owner holds ten times as many shares of Class A or Class B Common Stock as Class C or Class D Common Stock, respectively, if such facts are not apparent from our stock records.

19.	Q: What if I abstain from voting or withhold my vote?

A:	Stockholders entitled to vote for the election of directors can abstain from voting or withhold the authority to vote for any nominee. If you attend the meeting or send in your signed Proxy with instructions to withhold authority to vote for one or more nominees, you will be counted for the purposes of determining whether quorum exists. Abstentions and instructions on the accompany Proxy card to withhold authority to vote will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

If you abstain from voting on the approval of the amendment to the 2005 Stock Incentive Plan or the approval of the amendment to the 2001 Employees’ Restricted Stock Purchase Plan, your abstention will have the same effect as a vote against these proposals.

20.	Q: Will my shares be voted if I do not sign and return my Proxy card or vote by telephone or internet?

A:	If you are a stockholder of record and you do not sign and return your Proxy card or vote by telephone or internet, your shares will not be voted at the Annual Meeting. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at their discretion on routine matters, but may not vote your shares on nonroutine matters. Under the New York Stock Exchange rules, the proposals relating to the election of directors are deemed to be routine matters with respect to which brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares. The amendment to the 2005 Stock Incentive Plan and the amendment to the Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan, however, are not routine matters and your broker or nominee may not vote your shares on these matters without receiving instructions.

21.	Q: What is a “broker non-vote”?

A:

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by Proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, New York Stock Exchange-member brokers who hold shares of Common Stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are not permitted to vote on nonroutine matters. Since the election of directors is a routine matter, a broker may turn in a Proxy card voting shares at their discretion and without receiving instructions from you. Because the amendment to the 2005 Stock Incentive Plan and the amendment to the Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan are not routine matters, your broker or nominee may not vote your shares on these matters without receiving instructions.

22.	Q: What is the effect of a broker non-vote?

A:	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum and will result in the respective nominees for director receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Broker non-votes will have no effect on the outcome of the proposals to amend the 2005 Stock Incentive Plan and the Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan.

23.	Q: Who will count the votes?

A:	The Secretary will count the Class A and Class C votes and serve as inspector of elections. Our transfer agent will count the Class B and Class D votes and serve as inspector of elections.

24.	Q: When are stockholder proposals due in order to be included in our Proxy Statement for the 2009 Annual Meeting?

A:	Any proposal that you wish to present for consideration at the 2009 Annual Meeting must be received by us no later than December 19, 2008. This date provides sufficient time for inclusion of the proposal in the 2009 proxy materials.

25.	Q: Can I receive more than one set of Annual Meeting materials?

A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of our Annual Report and Proxy Statement. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Secretary at Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406, telephone (610) 768-3300. If you share an address with another stockholder and (i) would like to receive multiple copies of the Proxy Statement or Annual Report to Stockholders in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household, in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

26.	Q: How can I obtain additional information about the Company?

A:	Copies of our annual, quarterly and current reports we file with the Securities and Exchange Commission (“SEC”), and any amendments to those reports, are available free of charge on our website, which is located at http://www.uhsinc.com. Copies of these reports will be sent without charge to any shareholder requesting it in writing to our Secretary at Universal Health Services, Inc., Universal Corporate Center, P.O. Box 61558, 367 South Gulph Road, King of Prussia, Pennsylvania 19406. The information posted on our website is not incorporated into this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2008, the number of shares of our equity securities and the percentage of each class owned beneficially, within the meaning of Securities and Exchange Commission Rule 13d-3, and the percentage of our general voting power currently held, by (i) all stockholders known by us to own more than 5% of any class of our equity securities, (ii) all of our directors and nominees who are stockholders, (iii) the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power. No shares are currently pledged as security by any of our directors or executive officers.

	Title of Class								Percentage of General Voting Power(3)
Name and Address of Beneficial Owner(1)	Class A Common Stock(2)		Class B Common Stock(2)		Class C Common Stock(2)		Class D Common Stock(2)
Leatrice Ducat National Disease Research Interchange 401 N. Michigan Avenue Suite 1200 Chicago, IL 60611			5,750	(5)(13)					(5)

John H. Herrell 1021 10th Street, S.W. Rochester, MN 55902			9,750	(5)(13)					(5)

Robert H. Hotz Houlihan Lokey Howard & Zukin 245 Park Avenue, 20th Floor New York, NY 10167			44,716	(5)(13)					(5)

Alan B. Miller	2,767,103	(6)(16)	3,738,980	(4)(13) (15)(17)	330,844				82.2%
	(83.1%)		(7.9%)		(98.5%)

Marc D. Miller	520,197	(7)(16)	774,589	(13)(14) (15)(17)					1.5%
	(15.6%)		(1.6%)

Robert A. Meister Aon Group, Inc. 222 Lakeview Avenue Suite 510 West Palm Beach, FL 33401			13,750	(5)(13)					(5)

Anthony Pantaleoni Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, NY 10103	8,904	(5)(16)	26,704	(4)(5) (8)(13)(18)	1,096	(5)	560	(5)	(5)

	Title of Class					Percentage of General Voting Power(3)
Name and Address of Beneficial Owner(1)	Class A Common Stock(2)	Class B Common Stock(2)		Class C Common Stock(2)	Class D Common Stock(2)
Rick Santorum Eckert Seamans Cherin & Mellott, LLC 1747 Pennsylvania Avenue, NW Washington, DC 20006		2,500	(5)(13)			(5)

John F. Williams, Jr., M.D. The George Washington University 2300 I Street, N.W. Suite 713E Washington, DC 20037		10,525	(5)(13)			(5)

Debra K. Osteen		79,906	(5)(13)(15)			(5)

Steve G. Filton		134,006	(5)(13)(15)			(5)

Michael Marquez		29,618	(5)(13)(15)			(5)

Wellington Management Company, LLP 75 State Street Boston, MA 02109		5,828,780 (12.4%)	(9)			(5)

Private Capital Management, L.P. 3003 Tamiami Trail North Naples, FL 33940		3,926,687 (8.3%)	(10)			(5)

Wachovia Corporation One Wachovia Center Charlotte, NC 28288		3,646,540 (7.7%)	(11)

FMR Corp. 82 Devonshire Street Boston, MA 02109		3,040,600 (6.5%)	(12)			(5)

All directors & executive officers as a group (12 persons)	3,296,204 (99.0%)	4,821,600 (10.2%)		331,940 (98.9%)	560 (2.5%)	84.0%

(1)	Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

(2)	Each share of Class A, Class C and Class D Common Stock is convertible at any time into one share of Class B Common Stock.

(3)

As to matters other than the election of directors, holders of Class A, Class B, Class C and Class D Common Stock vote together as a single class. Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of

Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

(4)	Includes shares issuable upon the conversion of Classes A, C and/or D Common Stock.

(5)	Less than 1% of the class of stock or general voting power.

(6)	Includes 200,000 shares of Class A Common Stock which are beneficially owned by Mr. Miller and are held by Mr. Miller in trust for the benefit of his spouse.

(7)	Includes 75,750 shares of Class A Common Stock which are held by three trusts (the “2002 Trusts”) for the benefit of certain of Alan B. Miller’s family members of which Marc D. Miller (who is a named executive officer, director and the son of Alan B. Miller) and Mr. Pantaleoni are trustees; and 444,447 shares held by the A. Miller Family, LLC, whose members are the 2002 Trusts. Marc D. Miller is the sole manager of the A. Miller Family, LLC and during his tenure as such, has voting and dispositive power with respect to the Class A Common Stock held by the A. Miller Family, LLC.

(8)	Includes 3,780 shares of Class B Common Stock which are beneficially owned by Mr. Pantaleoni and are held by Mr. Pantaleoni in trust for the benefit of certain members of his family.

(9)	These securities are held by Wellington Management Company, LLP, a registered investment advisor. Information is based on Amendment No. 3 to Schedule 13G dated February 14, 2008.

(10)	These securities are held by Private Capital Management, LP. a registered investment advisor. Information is based on Amendment No. 7 to Schedule 13G dated February 11, 2008.

(11)	These securities are held by Wachovia Corporation. Information is based on the Schedule 13G dated February 1, 2008.

(12)	These securities are held by FMR Corp. Information is based on Amendment No. 4 to Schedule 13G dated February 14, 2008.

(13)	Includes 270,500 shares issuable pursuant to stock options to purchase Class B Common Stock held by our directors and executive officers and exercisable within 60 days of March 31, 2008 as follows: Leatrice Ducat (3,750); John H. Herrell (6,250); Robert H. Hotz (6,250); Robert A. Meister (13,750); Alan B. Miller (117,500); Marc D. Miller (20,000); Anthony Pantaleoni (6,250); Rick Santorum (2,500); John F. Williams, Jr., M.D. (6,250); Debra K. Osteen (38,000); Steve G. Filton (35,000) and Michael Marquez (15,000).

(14)	Includes 178,012 shares held by MMA Family LLC (“MMA”) whose members are the 2002 Trusts and Mr. Alan Miller’s spouse. Marc D. Miller is the manager of MMA and has the sole dispositive power and has sole voting power with respect to these shares.

(15)	Includes restricted shares awarded during 2006 and 2007 pursuant to our Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan, as follows: Alan B. Miller (180,461); Marc D. Miller (5,000); Debra K. Osteen (6,000); Steve G. Filton (6,000), and; Michael Marquez (5,000). These shares are subject to forfeiture and vesting pursuant to the terms and conditions set forth in the Plan.

(16)	Does not include (i) 75,750 shares of Class A Common Stock which are held by the 2002 Trusts of which Mr. Pantaleoni is a trustee, and; (ii) 444,447 shares of Class A Common Stock which are held by A. Miller Family, LLC whose members are the 2002 Trusts. Mr. Pantaleoni disclaims any beneficial interest in the shares.

(17)	Includes 49,224 shares held by the three 2006 Grantor Retained Annuity Trusts for the benefit of Alan B. Miller’s three children. Alan B. Miller has the sole dispositive power and Marc D. Miller has sole voting power with respect to these shares.

(18)	Does not include the 178,012 shares held by MMA whose members include the 2002 Trusts. Mr. Pantaleoni disclaims any beneficial interest in these shares.

Equity Compensation Plan Information

The table below provides information, as of the end of December 31, 2007, concerning securities authorized for issuance under our equity compensation plans.

Plan Category (1.)	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (2.)	3,180,475	$51.88	2,582,099
Equity compensation plans not approved by security holders	—	—	—	(3.)

Total	3,180,475	$51.88	2,582,099

(1)	Shares of Class B Common Stock

(2)	Does not include the shares that will become eligible for future issuance if the amendments to our 2005 Stock Incentive Plan and our Amended and Restated 2001 Employees’ Restricted Stock Plan upon the approval of our stockholders.

(3)	Pursuant to our Chief Executive Officer’s employment agreement, our Chief Executive Officer is entitled to restricted stock grants valued at $1.5 million, based upon the then current market price, during each of the years 2008, 2009 and 2010. Each restricted grant will be scheduled to vest ratably over four years.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides for a Board of Directors of not fewer than three members nor more than nine members. The Board of Directors is currently fixed at nine members (including one member who is not standing for reelection), and is divided into three classes, with members of each class serving for a three-year term. At each Annual Meeting of Stockholders, directors are chosen to succeed those in the class whose term expires at such Annual Meeting and, in the case of this Annual Meeting, directors will be elected to fill the vacancies in the Class III directors. Under our Restated Certificate of Incorporation, holders of shares of our outstanding Class B and Class D Common Stock are entitled to elect 20% (but not less than one) of the directors, currently two directors, one in each of Class II and III, and the holders of Class A and Class C Common Stock are entitled to elect the remaining seven directors, three in Class I, two in Class II, and two in Class III.

The persons listed below include our Board of Directors and nominees. The terms of the three current Class III directors, Mr. Alan B. Miller, Mr. John F. Williams, Jr., M.D., Ed.D., and Mr. Robert A. Meister expire at the 2008 Annual Meeting. Mr. Miller has been nominated to be elected by the holders of Class A and Class C Common Stock and Mr. Williams has been nominated to be elected by the holders of Class B and Class D Common Stock. Mr. Meister is not standing for reelection. The resulting vacancy may be filled in the future by a new Class III director, who may be elected by the holders of Class A and Class C Common Stock.

We have no reason to believe that any of the nominees will be unavailable for election; however, if any nominee becomes unavailable for any reason, the shares represented by the Proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The following information is furnished with respect to each of the nominees for election as a director and each member of the Board of Directors whose term of office will continue after the meeting.

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
DIRECTOR NOMINEES

Alan B. Miller	III	A Common C Common	70	Our Chairman of the Board, President and Chief Executive Officer since 1978. Prior thereto, President, Chairman of the Board and Chief Executive Officer of American Medicorp, Inc. Trustee of Universal Health Realty Income Trust. Director of Penn Mutual Life Insurance Company and Broadlane, Inc. Father of Marc D. Miller, a Director and a Vice President.	1978

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
DIRECTOR NOMINEES

John F. Williams, Jr., M.D., Ed.D	III	B Common D Common	59	University Provost of The George Washington University since January 1, 2003; Vice President for Health Affairs of The George Washington University since 1997; Dean of The George Washington University from 1997 through 2003; Prior thereto, Medical Director of The George Washington University Hospital, and Associate Vice President for Graduate Medical Education at the School of Medicine and Health Sciences; Member of the American Public Health Association, the American Medical Association, the New York Academy of Sciences, the American Society of Anesthesiologists and the Society of Critical Care Medicine.	1999
DIRECTORS WHOSE TERMS EXPIRE IN 2009

John H. Herrell	I	A Common C Common	67	Former Chief Administrative Officer of Mayo Foundation from 1993 through 2002; Chief Financial Officer of Mayo Foundation from 1984 until 1993 and various other capacities since 1968.	1993

Leatrice Ducat	I	A Common C Common	75	President and Founder, National Disease Research Interchange since 1980; President and Founder, Human Biological Data Interchange since 1988; Founder, Juvenile Diabetes Foundation, National and International Organization.	1997

Marc D. Miller	I	A Common C Common	37	Appointed to Senior Vice President and Co-Head of our Acute Care Division during 2007 and previously served as our Vice President since January 2005. Vice-President of Acute Care Division	2006

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
DIRECTORS WHOSE TERMS EXPIRE IN 2009

				since August 2004; Assistant Vice President of Universal Health Services, Inc. and Group Director, of Acute Care Division, Eastern Region since June 2003; CEO/Managing Director at Central Montgomery Medical Center from February 2002 to May 2003; Chief Operating Officer at Wellington Regional Medical Center from October 2000 to February 2002; Assistant Administrator at The George Washington University Hospital from August 1999 to October 2000. Son of Alan B. Miller, our Chief Executive Officer, President and Chairman of the Board.
DIRECTORS WHOSE TERMS EXPIRE IN 2010

Anthony Pantaleoni	II	A Common C Common	68	Of Counsel to the law firm of Fulbright & Jaworski L.L.P., New York, New York. Director of AAON, Inc. We utilized during the year ended December 31, 2007 and currently utilize the services of Fulbright & Jaworski L.L.P. as outside counsel.	1982

Rick Santorum	II	A Common C Common	49	Consultant to the law firm of Eckert Seamans Cherin & Mellott, LLC, Washington, D.C. Senior fellow at the Ethics and Public Policy Center, Washington, D.C. Prior thereto, Mr. Santorum served as a United States Senator from Pennsylvania from 1995 to 2007 and a U.S. Representative from 1991 to 1995 representing the eighteenth congressional district in Pennsylvania. He served on the Senate	2007

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
DIRECTORS WHOSE TERMS EXPIRE IN 2010
				Armed Services Committee; the Rules Committee; the Joint Economic Committee; the Senate Agricultural Committee; the Senate Banking, Housing and Urban Affairs Committee; the Special Committee on Aging; and the Senate Finance Committee. From 2001 to 2007, Mr. Santorum served as Chairman of the Senate Republican Conference, where he directed the communications operations of Senate Republicans and was the third-ranking member of the Republican leadership.

Robert H. Hotz	II	B Common D Common	63	Senior Managing Director, Co-Head of Corporate Finance, Co-Chairman of Houlihan Lokey Howard & Zukin, Member of the Board of Directors and Operating Committee, Houlihan Lokey Howard & Zukin since June 2002; Member of the Board of Directors of Pep Boys–Manny, Moe & Jack; former Senior Vice Chairman, Investment Banking for the Americas, UBS Warburg, LLC, New York, NY.	1991

See the “Section 16(a) Beneficial Reporting Compliance” and “Corporate Governance” sections herein for additional information about our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES AS DIRECTORS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities.

Based upon a review of the copies of such reports furnished to us during fiscal year 2007 and written representations for our executive officers and directors, we believe that during the 2007 fiscal year, the officers, directors and holders of more than 10% of our Class A and Class B Common Stock complied with all Section 16(a) filing requirements.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT OF THE 2005 STOCK INCENTIVE PLAN

At the Annual Meeting, our stockholders will be asked to approve an amendment to our 2005 Stock Incentive Plan (the “Stock Incentive Plan”) increasing the maximum number of shares of our Class B Common Stock that may be issued under the Stock Incentive Plan by 3,000,000.

On March 19, 2008, the Board of Directors adopted, subject to stockholder approval, an amendment to the Stock Incentive Plan to increase the number of shares of Class B Common Stock that may be issued under the Stock Incentive Plan to 7,000,000 from 4,000,000.

Our executive officers and directors have an interest in the amendment of the Stock Incentive Plan because they are eligible for awards under the Stock Incentive Plan.

The Stock Incentive Plan is intended to be a flexible vehicle through which we may offer equity-based compensation incentives in order to attract, motivate, reward and retain key personnel and to further align the interests of such personnel with those of our stockholders. As of April 1, 2008, 2,586,875 shares of our stock have been issued under the Stock Incentive Plan of which 2,543,625 shares were outstanding. Our Board of Directors anticipates that, unless the number of authorized shares is increased, we may need to stop making awards under the Stock Incentive Plan. Our Board of Directors believes that the Stock Incentive Plan is an essential element in our executive compensation program. The proposed 3,000,000 share increase will enable the Company to continue making an adequate level of awards under the Stock Incentive Plan for approximately the next five years, based upon the historical aggregate awards granted pursuant to this Plan during the past two years. If stockholders do not approve this proposal, the current share limits under the Stock Incentive Plan will continue in effect and our ability to make future awards will be impacted accordingly.

Please refer to the “Equity Compensation Plan Information” included herein for additional information concerning securities authorized for issuance under our equity compensation plans as of December 31, 2007.

Description of 2005 Stock Incentive Plan

The following summary describes the principal features of the Stock Incentive Plan and is qualified in its entirety by reference to the amended plan document, a copy of which is attached hereto as Exhibit A.

Types of Awards.    Awards under the Stock Incentive Plan may be in the form of options to purchase shares of Class B Common Stock (including options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options which do not qualify as “incentive stock options”) and stock appreciation rights (“SARs”). Because awards under the Stock Incentive Plan are made on a discretionary basis, the awards that will be made under the Stock Incentive Plan are not determinable at this time.

Eligibility.    Awards may be granted to our and our affiliates’ present or future employees, directors, or consultants. Approximately 300 persons are eligible to receive awards under the Stock Incentive Plan.

Authorized Shares; Limitations on Awards.    Assuming that our stockholders approve this proposal, subject to adjustment to reflect stock splits, stock dividends and other changes in capitalization, an aggregate of 7,000,000 shares of Class B Common Stock may be issued under the Stock Incentive Plan. For this purpose, shares subject to an award that is forfeited, canceled, terminated or settled in cash and shares withheld or tendered as payment of the exercise price under an award or the tax withholding obligations associated with an award will remain available for issuance pursuant to the Stock Incentive Plan.

As of April 1, 2008, options to purchase 2,543,625 shares of our Class B Common Stock were outstanding under the Plan. The outstanding options had a weighted average exercise price of $52.79. On April 1, 2008, options to purchase 1,413,125 shares of our Class B Common stock remained available for future issuance under our Plan (assuming all of the shares subject to outstanding options are issued). To date, no SARs have been granted.

On April 1, 2008, the closing price of a share of Class B Common Stock, as reported on the New York Stock Exchange, was $55.11

Subject to adjustment to reflect stock splits, stock dividends and other changes in capitalization, the maximum number of shares of Class B Common Stock with respect to which options or SARs may be granted under the Stock Incentive Plan during a calendar year to any employee is one million shares.

Administration of the Stock Incentive Plan.    The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors, except that the Board of Directors has sole responsibility and authority for matters relating to the grant and administration of awards to our non-employee directors.

Terms and Conditions of Awards.    Subject to the provisions of the Stock Incentive Plan, the Compensation Committee, acting in its discretion, has the responsibility and full power and authority to select the persons to whom awards will be made, to prescribe the terms and conditions of each award and make amendments thereto, to construe, interpret and apply the provisions of the Stock Incentive Plan and of any agreement or other instrument evidencing an award and to make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Stock Incentive Plan.

Unless otherwise determined by the Compensation Committee in its sole discretion, if an award recipient ceases to be employed by or to perform other services for the Company and its affiliates for any reason other than death or disability, then each outstanding option or SAR held by the recipient will terminate on the date of termination of employment or other service. Unless otherwise determined by the committee in its sole discretion, if an award recipient’s employment or service is terminated by reason of death or disability, then each outstanding option or SAR will terminate on the date one year after the date of such termination of employment or other service or, if earlier, the date specified in the award agreement.

(1) Stock options.    Stock options shall have such vesting and other terms and conditions as the Compensation Committee, acting in its discretion, may determine. The exercise price per share of Class B Common Stock covered by an option may not be less than 100% of the fair market value of the underlying Class B Common Stock on the date of grant. For purposes of the Stock Incentive Plan, unless otherwise determined by the committee, the fair market value of a share of Class B Common Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Class B Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the next day on which a sale is reported.

Without the approval of our stockholders, the Compensation Committee shall not amend or replace options previously granted under the Stock Incentive Plan in a transaction that constitutes a “repricing.”

The Compensation Committee, acting in its sole discretion, determines the expiration date of the option (not to exceed ten years from the date of grant) and may permit the exercise price to be paid in whole or in part in cash or by check, by means of a cashless exercise procedure, in the form of unrestricted shares of Class B Common Stock or, subject to applicable law, by any other form of consideration deemed appropriate.

(2) SARs.    SARs shall have such vesting and other terms and conditions as the Compensation Committee, acting in its discretion, may determine. The base price per share of Class B Common Stock covered by an SAR may not be less than the fair market value of the underlying Class B Common Stock on the date of grant. Unless sooner terminated in accordance with its terms, an SAR shall automatically expire on the tenth anniversary of the date it is granted. Upon the exercise of an SAR (or designated settlement date, if applicable), the holder shall be entitled to receive shares of Class B Common Stock having a value equal to the product of (i) the number of shares of Class B Common Stock with respect to which the SAR is being exercised (or settled) and (ii) the difference between the fair market value of a share of Class B Common Stock on the date the SAR is exercised (or settled) and the base price per share of the SAR.

Termination and Amendment.    Unless sooner terminated by the Board of Directors, the Stock Incentive Plan will terminate on June 2, 2015. The Board of Directors may amend or terminate the Stock Incentive Plan at any time, subject to stockholder approval of any such amendment if so required under applicable law or exchange or market requirements.

Federal Income Tax Consequences

The grant of an option is not a taxable event. In general, the holder of an option which does not qualify as an “incentive stock option” (within the meaning of Section 422 of the Code) will recognize ordinary income when the option is exercised equal to the then excess of the value of the shares acquired by the exercise over the total exercise price paid for the shares, and we will receive a corresponding deduction. Upon a later sale of the shares, capital gain or loss will be realized in an amount equal to the difference between the selling price and the sum of the exercise price paid for the shares plus the amount of ordinary income recognized upon the exercise of the option.

The holder of an “incentive stock option” will not recognize taxable income upon the exercise of the option (although the option spread will be taken into account as income for purposes of the alternative minimum tax for the year in which the option is exercised). If shares acquired upon the exercise of the “incentive stock option” are sold within two years from the option grant date or within one year from the exercise date, then gain realized on the sale will be treated as ordinary income to the extent such gain is not more than the excess of the value of the shares on the date of exercise over the exercise price paid for the shares, and any remaining gain will be treated as capital gain. If shares acquired by the exercise of an “incentive stock option” are held for at least two years from the grant date and one year from the exercise date, then all gain or loss realized upon the sale will be long-term capital gain or loss. We are not entitled to a deduction to the extent that the holder of an “incentive stock option” realizes capital gain with respect to the sale of shares acquired by the exercise of the option. A special basis adjustment is applied to reduce the gain for alternative minimum tax purposes.

The holder of an SAR will not realize taxable income upon the receipt of the SAR. The holder will realize ordinary income upon the exercise of the SAR equal to the difference between the base price of the SAR and the then value of the shares of Class B Common Stock covered by the exercise, and we will receive a corresponding deduction.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 2—APPROVAL OF AMENDMENT OF THE 2005 STOCK INCENTIVE PLAN”—TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT OF THE AMENDED AND RESTATED 2001 EMPLOYEES’ RESTRICTED STOCK PURCHASE PLAN

At the Annual Meeting, our stockholders will be asked to approve an amendment to our Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan (the “Restricted Stock Plan”) increasing the maximum number of shares of our Class B Common Stock that may be issued under the Plan by 600,000.

On March 19, 2008, the Board of Directors adopted, subject to stockholder approval, an amendment to the Restricted Stock Plan to increase the number of shares of Class B Common Stock that may be issued under the Restricted Stock Plan to 1,800,000 from 1,200,000.

Our executive officers and directors have an interest in the amendment of the Restricted Stock Plan because they are eligible for awards under the Restricted Stock Plan.

We believe restricted stock awards are effective in achieving our compensation objectives because recipients of those awards realize immediate value as restricted stock awards vest, with the value increasing as our stock performance increases. Additionally, cash dividends are paid on all outstanding awards of restricted stock as an additional element of compensation and to provide employees incentives to sustain or increase our performance. Our Board of Directors approved the foregoing amendment based in part on a belief that this amendment would give us greater flexibility to structure future incentives and better attract, retain and reward key employees. As of April 1, 2008, 752,159 net shares of our stock have been issued under the Restricted Stock Plan and 399,832 of the reserve was cancelled and will not be issued under the Restricted Stock Plan. As of April 1, 2008, 231,901 shares issued under the Restricted Stock Plan were outstanding and 48,009 remained available for grant. Our Board of Directors anticipates that unless the number of authorized shares is increased, we may have to stop making awards under the Restricted Stock Plan. Our Board of Directors believes that the Restricted Stock Plan is an essential element in our executive compensation program and that the 600,000 share increase will enable the Company to continue making an adequate level of awards under the Restricted Stock Plan until the Plan’s termination in 2010. If stockholders do not approve this proposal, the current share limits under, and other terms and conditions of, the Restricted Stock Plan will continue in effect and our ability to make future awards will be impacted accordingly.

Please refer to the “Equity Compensation Plan Information” included herein for additional information concerning securities authorized for issuance under our equity compensation plans as of December 31, 2007.

Description of Restricted Stock Plan

The following summary describes the principal features of the Restricted Stock Plan and is qualified in its entirety by reference to the amended plan document, a copy of which is attached hereto as Exhibit B.

Eligibility.    Shares may be sold under the Restricted Stock Plan to any of our and our subsidiaries’ employees or consultants. Approximately 300 persons are eligible to participate in the Restricted Stock Plan.

Authorized Shares; Limitations on Awards.    The Restricted Stock Plan currently provides for the issuance and sale of a total of 1,200,000 shares of Class B Common Stock to eligible personnel for a purchase price equal to par value. The proposed amendment would increase the total number of shares to 1,800,000. The number of shares that may be issued under the Restricted Stock Plan is subject to anti-dilution adjustments.

As of March 31, 2008, 752,159 net shares of restricted stock have been sold under the Restricted Stock Plan. Of these, 231,901 remained outstanding and subject to forfeiture pursuant to the exercise of our repurchase option. As of April 1, 2008, and without taking into account the proposed amendment, 48,009 shares of Class B Common Stock remained available for issuance under the Restricted Stock Plan (assuming no outstanding shares of restricted stock are forfeited).

Awards of restricted stock under the Restricted Stock Plan are made at the discretion of the Compensation Committee. Consequently, we are unable to determine the awards that will be granted under the Restricted Stock Plan in the future.

On April 1, 2008, the closing price of a share of the Class B Common Stock, as reported on the New York Stock Exchange, was $55.11.

No more than 400,000 shares of restricted stock may be issued under the Restricted Stock Plan to any individual in any calendar year.

Administration of the Restricted Stock Plan.    The Restricted Stock Plan is administered by the Compensation Committee. The Compensation Committee has full authority and discretion in the administration of the Restricted Stock Plan, including the authority to determine who will be entitled to receive shares of Class B Common Stock and the vesting and other terms and conditions applicable to such shares.

Terms and Conditions.    Vesting conditions on shares issued under the Restricted Stock Plan may consist of continuing employment for a specified period of time following the purchase date. Alternatively, or in addition, vesting may be tied to the satisfaction of specific performance objectives established by the Compensation Committee based upon any one or more of the following criteria:

•

attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing,

•	attainment of certain target income levels of, or a percentage increase in, after-tax or pre-tax profits;

•	attainment of certain target levels of, or a specified increase in, operational cash flow;

•

achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;

•	attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations;

•	attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital;

•	attainment of certain target levels of, or a percentage increase in, after-tax return on stockholders’ equity;

•	attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula;

•	attainment of certain target levels in the fair market value of the shares of the Class B Common Stock; and

•	growth in the value of an investment in the Class B Common Stock assuming the reinvestment of dividends.

The Compensation Committee is solely responsible for determining whether a performance-based vesting condition is satisfied at the end of the applicable performance period. We have the right to repurchase the shares for the original purchase price (par value) if specified vesting conditions are not met. Typically, should we repurchase any shares, such shares will again be available for issuance under the Restricted Stock Plan, unless otherwise cancelled.

Termination and Amendment.    Shares may be sold under the Restricted Stock Plan at any time prior to March 7, 2010, unless terminated as of an earlier date by the Board of Directors. The Board of Directors may amend the Restricted Stock Plan at any time. No amendment may adversely affect the rights of an individual with respect to outstanding restricted shares. Any amendment that would increase the number of shares that may be sold under the Restricted Stock Plan will require stockholder approval.

Federal Income Tax Consequences

In general, unless an early income recognition election is made, the recipient of a restricted stock award will not be taxed on the award unless and until the shares covered by the award become vested—i.e., when the shares are no longer subject to forfeiture (by reason of our repurchase right), at which time the recipient will realize ordinary income equal to the difference between the then value of the vested shares and the amount paid for the shares—and we will be entitled to a corresponding deduction. If dividends are paid with respect to restricted shares, the holder of the shares will realize ordinary income equal to the amount of the dividends that are paid and, in general, we will receive a corresponding deduction. Our deduction with respect to the vesting of a restricted stock award will be limited by the $1 million executive compensation deduction limitation of Section 162(m) of the Code unless the award constitutes “performance based compensation” that is exempt from the Section 162(m) limitation. It is anticipated that the performance-based compensation exemption will apply to restricted stock awards that are subject to performance-based vesting conditions (pursuant to the criteria described above and in the Restricted Stock Plan). However, depending upon the circumstances and other considerations deemed relevant by the Compensation Committee, there is no assurance that any particular award made under the Restricted Stock Plan will be designed in a manner intended to qualify for that exemption. In general, the tax holding period of vested shares of restricted stock will begin on the date the shares become vested and the holder’s tax basis for determining gain or loss on a subsequent sale of the shares will be equal to the value of the shares on the date they become vested (i.e., the amount of ordinary income realized by the holder with respect to the vesting of the shares).d

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 3—APPROVAL OF THE AMENDMENT OF THE AMENDED AND RESTATED 2001 EMPLOYEES’ RESTRICTED STOCK PURCHASE PLAN,” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

In designing our compensation programs for our named executive officers, we follow our belief that compensation should reflect the value created for stockholders while supporting our strategic business goals. In doing so, our compensation programs reflect the following objectives:

•	Compensation should encourage increased stockholder value;

•	Compensation programs should support our short-term and long-term strategic business goals and objectives;

•	Compensation programs should reflect and promote our core values set forth in our mission statement, which includes commitment to excellence, high ethical standards; teamwork and innovation;

•	Compensation should reward individuals for outstanding performance and contributions toward business goals, and;

•	Compensation programs should enable us to attract, retain and motivate highly qualified professionals.

These objectives govern the decisions that the Compensation Committee of the Board of Directors (the “Compensation Committee”) and management of the Company make with respect to the amount and type of compensation payable to our named executive officers. The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. This belief has been adhered to by developing incentive pay programs which provide competitive compensation and reflect our performance. Our compensation programs are designed to reward our employees for outstanding performance and contributions that increase our stock price thereby increasing stockholder value. Both short-term and long-term incentive compensation are based on our performance and the value received by stockholders. As our performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The majority of our compensation programs are reviewed annually to ensure that these objectives continue to be met.

Compensation Setting Process

The Compensation Committee has traditionally relied upon the input and recommendations of our Chairman, President and Chief Executive Officer, Mr. Alan Miller, who reviews and advises the Compensation Committee with respect to our compensation programs, including the compensation arrangements with our named executive officers. The Compensation Committee believes that Mr. Alan Miller, due to his role within the Company, his years of healthcare experience and other factors, as mentioned below, provides a valuable resource to the Compensation Committee. Mr. Alan Miller regularly attends Compensation Committee meetings, however, he does not participate in the discussions with respect to his own compensation. Mr. Alan Miller conducts formal performance evaluations on an annual basis with the named executives that have direct reporting responsibility to him.

Unlike our other named executive officers, Mr. Alan Miller’s base salary, minimum annual bonus and certain perquisites are determined under his employment agreement. As discussed below, during 2007, the Compensation Committee engaged Towers Perrin to assess Mr. Alan Miller’s total compensation as compared to the total compensation levels (salary, bonus and long term incentives) of other chief executive officers from a selected peer group and from Towers Perrin’s 2007 Executive Compensation Database. Please also refer to the discussion of Mr. Alan Miller’s employment agreement in the Chief Executive Officer Employment Agreement section of this Proxy Statement. In addition, the compensation setting process for Mr. Alan Miller varies from that of our other named executive officers because it is determined by the Compensation Committee without Mr. Alan Miller’s input or participation. The Compensation Committee, in determining Mr. Alan Miller’s compensation, takes into account his position as Chief Executive Officer and President, his role as a founder of our company in 1978, his years of dedicated service and his expertise in the hospital management industry. The Compensation Committee also considers Mr. Alan Miller’s responsibilities in overseeing all of our Company’s businesses, its operations, development and overall strategy and his role as the public face of our company, which shapes our corporate image and identity. These factors differentiate Mr. Alan Miller from the other named executive officers. In light of these factors, the Compensation Committee believes that Mr. Alan Miller’s compensation is appropriate and adequately reflects our compensation objectives that are discussed in this Proxy Statement.

The targeted amount and mix of total compensation levels, as well as the individual pay components for each of our named executive officers, are evaluated on an annual basis. When setting the current year’s compensation, the prior year performance of the named executive is considered as is our operating performance relative to our competitors. In addition, compensation surveys and market data compiled by our human resources personnel are used to compare the compensation levels of our named executive officers against those of comparable positions in other comparable companies. These surveys and market data are discussed in greater detail below in connection with the base salaries, bonuses and equity grants for our named executive officers.

The Compensation Committee approved the base salaries, bonuses and long-term compensation awards to each of the named executive officers in 2007 and believes that the forms and amounts of compensation during 2007 adequately reflect our compensation goals and policies.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1 million on the amount of compensation we may deduct for federal income tax purposes in any one year with respect to our chief executive officer and the next four most highly compensated officers, which we refer to herein as the named executive officers. However, performance-based compensation that meets certain requirements is excluded from this $1 million limitation.

In reviewing the effectiveness of the executive compensation program, the Committee considers the anticipated tax treatment to us and to the named executive officers of various payments and benefits. However, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Committee’s control. For these and other reasons, including to maintain flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals, the Committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) of the Code and has not adopted a policy requiring all compensation to be deductible.

The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. The portion of Mr. Alan Miller’s 2007 base salary exceeding $1 million will not be deductible by virtue of Section 162(m) of the Code, nor will the special bonus, payable in five, $1 million annual installments (paid in each of 2006 and 2007 thus far), awarded to Mr. Alan Miller during 2006 whereby we agreed to fund a portion of Mr. Alan Miller’s contribution to The College of William and Mary (see Executive Compensation-Summary Compensation Table, included in this Proxy Statement).

Elements of Compensation

Our executive compensation is based on six primary components, each of which is intended to serve the overall compensation objectives. These components include:

•	annual base salary;

•	annual bonuses;

•	long-term incentive awards;

•	deferred compensation;

•	retirement benefits; and

•	fringe benefits, including perquisites.

Annual Base Salary

Our annual base salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, the performance of each individual executive and general economic conditions.

The base salary for each of our named executive officers is paid in cash and is intended to reward the performance and efforts of each named executive officer during the fiscal year relative to his or her position with us. In establishing the base salary for our named executive officers, various criteria is reviewed including the following:

•	the executive officer’s achievements, performance in his or her position with us, taking into account the tenure of service, the complexity of the position and current job responsibilities;

•	Mr. Alan Miller’s recommendations as to the proposed base salary, other than his own;

•	our financial performance, and;

•	relative salaries of our comparable companies

As mentioned above, Towers Perrin was engaged during 2007 to assess Mr. Alan Miller’s total compensation as compared to the total compensation levels (salary, bonus and long term incentives) of other chief executive officers from a selected peer group. In connection with this analysis, the following companies were used in the selected peer group:

•	Community Health Systems Inc.

•	HCA Inc.

•	Health Management Associates, Inc.

•	LifePoint Hospitals, Inc.

•	Psychiatric Solutions, Inc.

•	Tenet Healthcare Corporation

•	Triad Hospitals Inc.

We believe the companies are comparable peer companies based upon the median revenues of this peer group which were approximately $4.4 billion dollars which is comparable to our 2007 revenues. Towers Perrin also analyzed published survey compensation data for chief executive officers from their 2007 Executive Compensation Database. This information provided an additional reference point for the analysis.

During the period analyzed (2006 fiscal year), the base salary for Mr. Alan Miller was between the peer group 50th and 75th percentiles. Relative to similar sized companies in the broader general industry, Mr. Alan Miller had a base salary at the market 75th percentile.

For our other named executive officers, during 2007, we used purchased salary surveys and a special report of for-profit hospital executive pay conducted by outside third party consulting firms to make market comparisons of base salaries for our named executive officers. Generally, the market data used in these surveys and reports is taken from similarly-situated companies in the healthcare industry with comparable revenues.

Detail for each of the surveys for base salaries is listed below:

1.	Mercer HR Consulting Benchmark and Integrated Health Surveys

•	Benchmark (general industry with revenue from $2.5 billion to $5 billion)

•	Integrated health surveys (regression analysis for for-profits with $4 billion in revenue)

•	Number of participating companies is 2,421 for benchmark and 1,100 for integrated health surveys

2.	Clark Executive Compensation Survey

•	Healthcare systems (greater than $1.5 billion in revenue)

•	Number of participating companies is 1,100

The Mercer HR Consulting survey was used for Mr. Filton’s pay comparison. The Clark Executive survey of for-profit hospital executive data was used to compare Messrs. Marquez’s and Marc Miller’s base pay. All of the surveys, in addition to data obtained from proxy statements for comparable behavioral health companies, were used for pay comparison for Ms. Osteen.

A subsequent review of ten other publicly-held companies was conducted, using their reports and documents filed with the Securities and Exchange Commission. As publicly held hospital management companies, we believe that each of the following companies are comparable to us.

•	Community Health Systems Inc.

•	HCA Inc.

•	Health Management Associates, Inc.

•	Kindred Healthcare, Inc.

•	LifePoint Hospitals, Inc.

•	MedCath Corporation

•	Psychiatric Solutions, Inc.

•	Tenet Healthcare Corporation

•	Triad Hospitals Inc.

•	Vanguard Health Systems, Inc.

During 2007, we targeted the median (fiftieth percentile) of actual base salary paid by competitor companies as provided in proxy data as our base market rate for the base salaries paid to our named executive officers, with the exception of Mr. Alan Miller.

We generally consider the competitive range for base salary to be within 15% of the base salary market rate. However, actual base salaries are not determined solely by the base salary market rate. We also take into account an individual’s expertise, tenure in the position, responsibilities and achievement. In 2007, the actual base salary rates for Messrs. Filton, Marquez, and Marc Miller were within 10%, 14% and 3% of the base salary market rate, respectively, and Ms. Osteen’s salary was at the median base salary market rate.

Annual Bonuses

Bonuses are typically awarded annually under the Universal Health Services, Inc. 2005 Executive Incentive Plan (the “Executive Incentive Plan”), which was adopted by our stockholders at our 2005 Annual Meeting. The Executive Incentive Plan is intended to support our efforts to attract, retain and motivate highly qualified senior management and other executive officers through the payment of performance-based incentive compensation. Annual incentive compensation may be awarded under the Executive Incentive Plan to our named executive officers and others as selected by the Compensation Committee for any calendar year. The Compensation

Committee believes that the payment of bonuses to our named executive officers under the Executive Incentive Plan is consistent with the objectives for our compensation programs by rewarding such officers for the achievement of specified business goals and performance objectives and, ultimately, will increase the value of our stock.

The amount of an employee’s incentive award for a calendar year is based upon the employee’s target bonus amount and the extent to which the performance goal(s) applicable to the employee are achieved. For each calendar year, an employee’s target bonus amount will be equal to a fixed percentage of the employee’s annual rate of base salary, determined as of the beginning of the calendar year.

The Compensation Committee establishes performance goals for the named executive officers using such business criteria and other measures of performance discussed herein; provided that, in the case of incentive awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will establish objective performance goals based upon one or more of the following business criteria:

•

attainment of certain target levels of, or a specified increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing;

•	attainment of certain target levels of, or a specified increase in, after-tax or pre-tax profits;

•	attainment of certain target levels of, or a specified increase in, operational cash flow;

•

attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the committee;

•	attainment of certain target levels of, or a specified increase in, earnings per share or earnings per share from continuing operations;

•	attainment of certain target levels of, or a specified increase in, return on capital or return on invested capital;

•	attainment of certain target levels of, or a specified increase in, after-tax return on stockholders’ equity;

•	attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula, and/or;

•	attainment of certain target levels in the fair market value of our Class B Common Stock or growth in the value of an investment in the Class B Common Stock assuming the reinvestment of dividends.

In the case of an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, except as otherwise permitted under Section 162(m) of the Code, the applicable target bonus amount, performance goals and performance factors with respect to any calendar year will be established in writing by the Compensation Committee no later than 90 days after the commencement of that year. Promptly after the date on which the necessary financial or other information for a particular year becomes available, the Compensation Committee will determine the amount, if any, of the incentive compensation payable to each participant for that calendar year and will certify in writing prior to payment that the performance goals for the year were in fact satisfied. The maximum incentive award which any participant may earn under the Executive Incentive Plan for any calendar year shall not exceed $5 million. The Executive Incentive Plan provides the Compensation Committee with the discretion to establish higher or lower performance factors for levels of performance that are more or less than the target levels. Performance goals may be adjusted for changes in accounting methods, corporate transactions and other similar types of events, provided that, such adjustment is permitted under Section 162(m) of the Code.

From time to time, special bonuses may be granted to our named executive officers in order to reward outstanding performance or achievement of a business milestone. Special bonus awards support our overall compensation objectives by helping us retain and motivate highly qualified professionals and by providing rewards for outstanding performance. Because special bonus awards are made in recognition of outstanding performance, they do not affect decisions that we make regarding other elements of compensation.

2008 and 2007 Cash Bonus Formula and Performance Goals:    The Compensation Committee approved the specific bonus formula for the determination of annual incentive compensation for our executive officers pursuant to the Executive Incentive Plan in respect of the years ending December 31, 2008 and 2007. Under the formula approved by the Compensation Committee, each of the executive officers, with the exception of Mr. Alan Miller for 2008, was assigned a percentage of such executive officer’s annual base salary as a target bonus. The 2008 target bonus award indicated below for Mr. Alan Miller is stipulated in his employment agreement dated December 27, 2007.

For 2008 and 2007, pursuant to the Executive Incentive Plan and the formula approved by the Compensation Committee, each named executive officer is entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on our achievement of a combination of: (i) a specified range of target levels of earnings per share from continuing operations (as defined below), and; (ii) a specified range of target levels of return on capital (net income divided by quarterly average net capital) for the years ending December 31, 2008 and 2007.

For 2008 and 2007, pursuant to the Executive Incentive Plan and the formula approved by the Compensation Committee, the annual bonuses for our named executive officers are: (i) with respect to Messrs. Alan Miller and Filton, based entirely on the achievement of certain corporate performance criteria, or; (ii) with respect to Ms. Osteen and Messrs. Marquez and Marc Miller, based 25% on the achievement of certain corporate performance criteria and 75% on the achievement of divisional specified income targets.

The 2008 EPS Target, which represents our projected consolidated earnings per share estimate for the year as publicly released by us during the first quarter of 2008, is $3.42 per diluted share. The 2008 Return on Capital Target is 5.7%. Pursuant to the terms of the Incentive Plan and the formula approved by our Compensation Committee, for 2008, our named executive officers are eligible to receive the applicable portion of their bonuses (which were based on the corporate performance criteria) at various increments ranging from 0% of their bonus target award (based upon the achievement of an EPS Target of $3.12 or less and Return on Capital of 4.5% or less) up to 250% of their bonus target award (based upon the achievement of an EPS Target of $3.72 or greater and Return on Capital of 6.9% or greater). The bonus formula in fiscal year 2008 is unchanged from 2007.

The 2007 EPS Target was $3.01 per diluted share. The Return on Capital Target for 2007 was 5.9%. Pursuant to the terms of the Incentive Plan and the formula approved annually by our Compensation Committee, in 2007, our named executive officers were eligible to receive the applicable portion of their bonuses (which were based on the corporate performance criteria) at various increments ranging from 0% of their bonus target award (based upon the achievement of an EPS Target of $2.71 or less and Return on Capital of 4.7% or less) up to 250% of their bonus target award (based upon the achievement of an EPS Target of $3.31 or greater and Return on Capital of 7.1% or greater).

In determining the corporate and divisional performance criteria, various factors are considered, including the projected revenue and earnings growth over the prior year. Since the value received by stockholders is measured, in large part, by an increase in stock price, which is in turn influenced by increases in revenues and earnings, our performance criteria are established at reasonably aggressive levels to encourage the attainment of our financial objectives which, if accomplished, may result in an increase to our stock price and increased value to stockholders. As mentioned above, the corporate performance criteria are established annually and the EPS Target component directly correlates to the annual earnings guidance which is typically publicly disclosed by us during the first quarter of each year. The divisional performance criteria, although not publicly disclosed, are also established annually and represent each division’s respective portion of the corporate performance criteria. We do not publicly disclose the divisional performance criteria since we believe doing so may result in confusion to investors since it will not be apparent how this information correlates to our consolidated financial statements. Although the divisional performance criteria represent each division’s respective portion of the corporate performance criteria, it excludes certain material components of the corporate performance criteria such as corporate overhead and related costs. The corporate overhead and related costs are included in the annual bonus computations for our named executives that are entirely or partially based on the achievement of the corporate performance criteria (which is based on our consolidated financial statements). However, since these costs are excluded from the divisional performance criteria, the divisional performance projections/results typically aggregate to substantially more than our consolidated projections/results. We do not believe the disclosure of the divisional performance criteria is critical to our investors understanding of our compensation policies and decisions since we do not believe investors can derive meaningful insight into our consolidated operating results from disclosure of this information. We believe that the disclosure provided above with respect to our corporate performance criteria, and from which the divisional performance criteria are derived, provides a meaningful understanding of our performance objectives to investors.

The following table shows each named executive officer’s target bonus as a percentage of his or her base salary for 2008 and 2007:

Name	Title	Target Award
		2008	2007
Alan B. Miller	Chief Executive Officer, President and Chairman of the Board	100%	75%
Steve G. Filton	Senior Vice President and Chief Financial Officer	50%	50%
Debra K. Osteen	Senior Vice President	50%	50%
Michael Marquez	Senior Vice President	50%	50%
Marc D. Miller	Senior Vice President	50%	50%

The 2007 Target Awards for each of Messrs. Marquez and Marc Miller were increased from 40% to 50% during 2007 in recognition of the increased responsibilities associated with their appointments as co-heads of our acute care division.

The actual bonuses awarded for 2007 (which were based upon corporate performance criteria) were based upon the achievement of 113% of the bonus target award, as determined by the Compensation Committee in March of 2008, based on the achievement of the EPS Target of $3.07 per share and actual Return on Capital of 5.9%. Although our 2007 reported earnings per diluted share from continuing operations amounted to $3.18 per share, the incentive bonuses were computed using the EPS Target of $3.07 per share, which gave effect to various adjustments such as the favorable impact resulting from the reduction recorded during 2007 to our prior year reserves for professional and general liability claims and other combined favorable and unfavorable net adjustments. Adjustments such as these are provided for in the definition of “continuing operations” as defined below. These adjustments are also consistent with the “adjusted income from continuing operations” as publicly disclosed on the Schedule of Non-GAAP Supplemental Consolidated Income Information, included with the our earnings for the year ended December 31, 2007, as publicly released and filed on a Form 8-K on February 28, 2008.

The performance goals related to the Executive Incentive Plan, as outlined above, are generally based upon the achievement of our business plan financial objectives. Performance goals are established at reasonably aggressive levels to encourage and motivate executive performance and attainment of our financial objectives. At the time the Compensation Committee approved the Executive Incentive Plan for fiscal years 2007 and 2008, we believed that the performance goals were attainable, but not certain. We achieved 100% or greater of the Target Award, based on the achievement of the corporate performance criteria, twice during the last four years (113% and 170% of Target Award achieved in 2007 and 2006, respectively).

In addition to the bonuses paid to Messrs. Marquez and Marc Miller for 2007 pursuant to the Executive Incentive Plan, as discussed above, Messrs. Marquez and Marc Miller were also awarded discretionary bonuses for 2007. In recognition of the increased responsibilities associated with the continued transition of Messrs. Marquez and Marc Miller as co-heads of our acute care division, as well as their part in the effective implementation of operational enhancements, in March of 2008, the Compensation Committee deemed it appropriate to award discretionary bonuses in the amount of $85,000 to Mr. Marquez and $77,000 to Mr. Marc Miller.

For a further description of the cash bonuses paid to our named executive officer for 2007 and 2006, please refer to the Summary Compensation Table in this Proxy Statement.

Continuing operations means our income before taxes as reported in our audited consolidated financial statements for the relevant fiscal year, adjusted to eliminate, with respect to such fiscal year, write downs, significant litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, extraordinary, unusual or non-recurring items, effects of financing activities, restructuring expenses, non-operating items, acquisition expenses, gains/losses from divestitures that would be reported as discontinued operations and expenses and insurance recoveries that are the direct result of a major casualty or natural disaster. The Return on Capital Target is calculated by dividing our projected consolidated net income target for the year by the projected consolidated average net capital.

Pursuant to the above-mentioned compensation analysis, Mr. Alan Miller’s 2007 Bonus Target Award of 75% of base salary was below the peer group 50th percentile for 2007 of 115% of base salary. Relative to the broader general industry, Mr. Alan Miller’s 2007 Bonus Target Award is also below the 50th percentile levels.

As part of our peer company compensation review for other executive officers as discussed above in Annual Base Salary, we also targeted the median (fiftieth percentile) of actual annual bonuses paid by competitor companies as reported in proxy data, for Messrs. Filton, Marquez, Marc Miller and Ms. Osteen. The “Annual Bonus Award-Market Median” reflects the bonus award median obtained from proxy data and the “Annual Bonus Award-UHS Actual” column reflects the actual bonuses earned by each individual, as a percentage of their 2007 base salary. These amounts include the discretionary bonuses awarded to Messrs. Marquez and Marc Miller.

	Annual Bonus Award-Market Median	Annual Bonus Award-UHS Actual	UHS % of Market Median
Steve Filton	$230,172	$226,000	98%
Mike Marquez	$241,928	$148,000	61%
Marc Miller	$241,928	$133,000	55%
Debra Osteen	$241,928	$357,000	148%

The bonus payment to Ms. Osteen exceeded the targeted median range because she exceeded the respective performance goals due to the performance of our behavioral health division and the specified divisional target. In contrast, Messrs. Marquez and Marc Miller did not exceed the performance goals, which were based on the results of our acute care facilities. However, the Compensation Committee is authorized to adjust for higher or lower levels of awards for performance results over or under annual bonus plan performance metrics and did so during 2007 for Messrs. Marquez and Marc Miller, as discussed above.

The Compensation Committee believes that the cash bonuses paid to our named executive officers are appropriate to facilitate our ability to attract, retain, motivate and reward our named executive officers. For a further description of the cash bonuses paid to our named executive officers for 2007 and 2006, please refer to the Summary Compensation Table included in this Proxy Statement.

Long-Term Incentives

The Compensation Committee believes that the grant of non-cash, long-term compensation, primarily in the form of long-term incentive awards, to our named executive officers is appropriate to attract, motivate and retain such individuals, and enhance stockholder value through the use of equity incentive compensation opportunities. Further, long-term incentive awards reward individuals for their performance and achievement of business goals. The Compensation Committee believes that our best interests will be advanced by enabling our named executive officers, who are responsible for our management, growth and success, to receive compensation in the form of long-term incentive awards which may increase in value in conjunction with the satisfaction by the Company of pre-determined performance measures and/or an increase in the value of our common stock and which will provide our named executive officers with an incentive to remain in their positions with us.

Like base salaries, with respect to grants of long-term incentive awards, an individual’s performance is reviewed in light of his or her position, responsibilities and contribution to our financial performance. In addition, the Compensation Committee takes into account an individual’s potential contribution to our growth and productivity. There is no other predetermined formula, factors or specified list of criteria that is followed.

For a description of the long-term incentive awards granted to our named executive officers for 2007, you should read the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement.

Stock options.    At our 2005 Annual Meeting, our stockholders approved the adoption of the 2005 Stock Incentive Plan (the “Stock Incentive Plan”) to replace our Amended and Restated 1992 Stock Option Plan, which expired in July 2005. The Stock Incentive Plan is intended to provide a flexible vehicle through which we may offer equity based compensation incentives to our named and executive officers and other eligible personnel in support of our compensation objectives. At the Annual Meeting of Stockholders, our stockholders are being asked to approve an amendment to the Stock Incentive Plan to increase the number of shares of Class B Common Stock that may be issued thereunder.

Awards under the Stock Incentive Plan may be in the form of options to purchase shares of Class B Common Stock (including options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code and options which do not qualify as “incentive stock options”) and stock appreciation rights (“SARs”). Awards may be granted to our present or future employees, our affiliates and our directors and consultants who are not employees. To date, no SARs have been granted.

Typically, option awards are granted by the Compensation Committee on specific dates that are scheduled in advance, which generally coincide with regularly scheduled meetings of the Compensation Committee and the

Board of Directors. There is no separate policy with respect to the timing of option awards to our named executive officers. Typically, option awards are granted to our named executive officers at the same time as option awards are granted to our other employees. In certain circumstances, such as new hires or promotions, option awards are granted on the date of authorization by the Compensation Committee.

Subject to the provisions of the Stock Incentive Plan, the Compensation Committee, has the responsibility and full power and authority to select the persons to whom awards will be made, to prescribe the terms and conditions of each award and make amendments thereto, to construe, interpret and apply the provisions of the Stock Incentive Plan and of any agreement or other instrument evidencing an award and to make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Stock Incentive Plan. The grant of stock options is based primarily on an employee’s level in the organization and their potential contribution to our growth and profitability.

Stock options have such vesting and other terms and conditions as the Compensation Committee, acting in its discretion, may determine. Generally, grants of stock options vest in equal amounts over four years and, unless otherwise determined by the Compensation Committee, employees must be employed by us for such options to vest. We do not have any plan to select option grant dates for our named executive officers in coordination with the release of material non-public information. The exercise price per share of Class B Common Stock covered by an option may not be less than 100% of the fair market value of the underlying Class B Common Stock on the date of grant. For purposes of the Stock Incentive Plan, unless otherwise determined by the Compensation Committee, the fair market value of a share of Class B Common Stock as of any given date is the closing sale price per share reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Class B Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the next day on which a sale was reported.

In August, 2007, we granted stock options to Messrs. Marquez and Marc D. Miller in connection with their appointments as co-heads of our acute care division. In November 2007, we granted stock options to each of our named executive officers. The Compensation Committee believes that these grants of stock options are consistent with the objectives of our executive compensation program by providing an incentive for the creation of stockholder value. These awards did not impact decisions regarding other elements of Messrs. Marquez and Marc Miller’s compensation package. For a description of the long-term incentive awards granted to our named executive officers for 2007, you should read the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement.

Based on the compensation analysis conducted by Towers Perrin for Mr. Alan Miller, the expected value of stock options awarded to Mr. Alan Miller was approximately 15% below the peer group 50th percentile. Relative to the broader general industry, Mr. Alan Miller’s expected stock option value is closer to the 50th percentile.

During 2006, in conjunction with a periodic review of our peer companies performed every two or three years, we conducted a comparison of certain features of our Stock Incentive Plan against a survey and with the equity compensation arrangements disclosed by peer companies. At that time, we determined that awards under the Stock Incentive Plan were comparable in terms of eligibility and vesting schedule, but the frequency of option grants and the five-year term of our typical option awards differed from the option awards made by our peer companies. Generally, these other companies had regular annual grants with a typical term of ten years. We also noted the growing prevalence of restricted stock grants by the pool of comparable companies. In addition, a review of outstanding stock options (as measured by comparing the percentage of stock option expense, as calculated pursuant to SFAS No. 123, to the earnings of a comparable pool of companies against our comparable stock option expense percentage) indicated that on a relative basis, we had granted less stock option based compensation than our peer companies. As a result of our review, no changes to the Stock Incentive Plan were deemed necessary.

This periodic review prompted Mr. Alan Miller, to recommend that our Compensation Committee award stock options and restricted stock to our named executive officers in 2007, as discussed above. In determining the number of options to award to our named executive officers, the Compensation Committee considered Mr. Alan Miller’s recommendations and took into account individual performance in light of a named executive officer’s position, responsibilities and contribution to our financial performance as well as his or her potential contribution to our growth and productivity. In addition, we reviewed historical internal practices for awards of options, which also helped to determine award amounts.

Restricted Stock Awards.    The Amended and Restated 2001 Employee’s Restricted Stock Purchase Plan (the “Restricted Stock Plan”), which is administered by the Compensation Committee, provides for the sale of shares of our Class B Common Stock to eligible personnel for a purchase price equal to par value. Shares of our Class B Common Stock may be sold under the Restricted Stock Plan to any of our employees or consultants. At the Annual Meeting of Stockholders, our stockholders are being asked to approve an amendment to the Restricted Stock Plan to increase the number of shares of Class B Common Stock that may be issued thereunder.

Vesting conditions on shares issued under the Restricted Stock Plan may consist of continuing employment for a specified period of time following the purchase date. Alternatively, or in addition, vesting may be tied to the satisfaction of specific performance objectives established by the Compensation Committee based upon any one or more of the business criteria used in determining the bonuses for our named executive officers, as mentioned above. We have the right to repurchase the shares for the same purchase price (par value) if specified vesting conditions are not met.

Typically, a vesting condition based upon any of the above performance criteria will qualify for the exception to the Code’s Section 162(m) deduction limitation if it is imposed in writing by the Compensation Committee within 90 days of the beginning of the applicable performance period, and it is sufficiently objective to enable a third party having knowledge of the relevant facts to determine whether the condition is met. The Compensation Committee is solely responsible for determining whether a performance-based vesting condition is satisfied at the end of the applicable performance period.

The Compensation Committee believes restricted stock awards are effective in achieving our compensation objectives because employees realize immediate value as restricted stock awards vest, with the value increasing as our stock performance increases. Additionally, cash dividends are paid on all outstanding awards of restricted stock as an additional element of compensation and to provide employees incentives to sustain or increase our performance. We do not have any plan to select restricted stock award grant dates for our named executive officers in coordination with the release of material non-public information.

In November, 2007, based in part upon the Towers Perrin compensation review mentioned above, the Compensation Committee approved the issuance of 30,681 restricted shares of our Class B Common Stock to Mr. Alan Miller (market value of $1.5 million on the date of grant) pursuant to the 2001 Plan. These shares are scheduled to vest ratably on each of the first, second, third and fourth anniversary dates of the award.

In January, 2008, pursuant to the terms of Mr. Alan Miller’s employment agreement dated December 27, 2007, the Compensation Committee approved the issuance of 31,095 restricted shares of our Class B Common Stock to Mr. Miller (market value of $1.5 million on date of grant) which satisfied the 2008 minimum annual long-term incentive plan award as stipulated in the employment agreement. These shares, which were granted pursuant to the terms of the 2001 Plan, are scheduled to vest ratably on each of the first, second, third and fourth anniversary dates of the award. In addition, the restricted shares will fully vest: (i) upon the termination of Mr. Miller’s employment due to disability, death, by the Company without cause, or due to a breach of the employment agreement by the Company, or; (ii) if Mr. Miller’s term as Chief Executive Officer and President ends due to nonrenewal of the initial or a renewal term.

Deferred Compensation.

Our Deferred Compensation Plan, which is subject to the applicable provisions of Internal Revenue Code Section 409A provides that eligible employees may elect to convert and defer a portion of their base salary and bonus award into investment options in lieu of receiving cash. An “eligible employee” under the Deferred Compensation Plan is: (i) an employee whose base compensation for 2008 is expected to be $105,000 or higher and has been approved by our Chief Executive Officer, or; (ii) any other employee who has been approved by our Chief Executive Officer. The base compensation threshold is adjusted annually for cost-of-living increases. Pursuant to the terms of the Deferred Compensation Plan, the minimum annual amount that can be deferred is $2,000. No more than 25% of an employee’s base salary or 50% of an employee’s annual bonus may be deferred under the Deferred Compensation Plan in any calendar year. Employees may allocate a portion of their deferred compensation among a retirement account, an education account and a fixed period account. The investment options include: (i) income funds offering a fixed rate of return; (ii) common stock funds; (iii) money market funds, and; (iv) common shares of beneficial interest in Universal Health Realty Income Trust; except that our named executive officers and other individuals determined who are subject to the reporting or short swing profit liability provisions of Section 16 of the Securities Exchange Act of 1934 are not eligible to designate common shares of beneficial interest in Universal Health Realty Income Trust as an investment option. In addition, under the Deferred Compensation Plan, we may make discretionary contributions on behalf of an eligible employee. Since inception of the Deferred Compensation Plan, we have not made any discretionary contributions on behalf of employees.

In 2007, all of the named executive officers were eligible to participate in the Deferred Compensation Plan. The Compensation Committee believes that, by offering an alternative savings alternative for our named executive officers, the Deferred Compensation Plan supports our objectives to attract, retain and motivate talented personnel.

For a further description of the Deferred Compensation Plan, please refer to the Nonqualified Deferred Compensation Table and the narrative discussion included in this Proxy Statement.

Retirement Benefits

Our retirement benefits consist of our Executive Retirement Income Plan and a 401(k) plan. These plans are designed in combination to provide an appropriate level of replacement income upon retirement. The Compensation Committee believes that these retirement benefits provide a balanced and competitive retirement program and support our objectives to attract, retain and motivate talented personnel.

Executive Retirement Income Plan.    In October 1993, the Board of Directors adopted the Executive Retirement Income Plan pursuant to which certain management or other highly compensated employees designated by the Board of Directors who have completed at least 10 years of active employment with us may receive retirement income benefits. The monthly benefit is payable to a participant who retires after he or she reaches age 62 and is equal to 3% of the employee’s average monthly base salary over the three years preceding retirement multiplied by the number of qualified years (not to exceed 10) of the participant’s employment with us.

Payment of the benefit will be made in 60 monthly installments following the participant’s retirement date. Under certain circumstances, the participant may be entitled to elect to receive the present value of the payments in one lump sum or receive payments over a period of 10 years. If an employee ceases employment with us prior to age 62, or an employee has not completed at least 10 years of active employment with us, no retirement income will be payable to the participant unless the Board of Directors determines otherwise. For a further description of the Executive Retirement Income Plan, please refer to the Pension Benefits Table included in this Proxy Statement.

401(k) Plan.    We maintain a 401(k) plan for all employees, including our named executive officers, as an additional source of retirement income. Pursuant to the 401(k) plan, in 2007, we made matching contributions (subject to highly compensated employee limits set by the Internal Revenue Code) to the 401(k) plan of approximately $19.5 million. Most of the named executive officers participated in the 401(k) plan in 2007. Accordingly, we made matching contributions equal to $6,750 to the 401(k) plan for each of the participating named executives. .

Benefits

Our named executive officers are eligible to participate in the benefit plans generally available to all of our employees, which include health, dental, life insurance, vision, life and disability plans, all of which the Compensation Committee believes are commensurate with plans of other similarly situated public companies in the hospital management industry.

Company Aircraft.    We purchased a partial ownership interest in a fixed wing aircraft which has been utilized for business purposes by members of our management team, including our named executive officers, and for personal use by Mr. Alan Miller, as stipulated in his employment agreement. When the aircraft is utilized for personal purposes by Mr. Alan Miller and/or his family members, the incremental costs incurred, including the regular hourly charges, variable fuel charges and associated fees and taxes, are directly reimbursed to us by Mr. Alan Miller and therefore no imputed amounts are included in the Summary Compensation Table.

Automobile.    Mr. Alan Miller utilizes his automobile for both business and personal purposes. As reimbursement for his business-related usage, we paid 70% of the original purchase price of the vehicle and Mr. Alan Miller paid the remainder. We also pay for other expenses related to the vehicle including maintenance and fuel costs, $473 in 2007 of which (the amount deemed to be related to his personal use) is included in the Summary Compensation Table in “All other compensation”. Also, during 2007, we paid automobile allowances of $5,200 to each of Messrs. Marquez and Marc D. Miller and these amounts are included in the Summary Compensation Table.

Reimbursement of Relocation Expenses.    In the normal course of business, in an effort to satisfy our staffing needs with high-quality personnel and/or support the career development of an employee by enabling them to assume a position of broader scope and complexity, we may need to place an executive in a position in a geographic location which differs from that in which the individual resides. The relocation benefits for our executives are patterned on standard industry practices and are competitive in design. The provisions for relocation benefits are the same for several of the top layers of management and consistently administered. Included in the relocation benefits are reimbursements or direct payment to vendors for expenses that include items like a short duration house hunting trip, movement of household goods and personal items, short duration of interim living expenses and certain closing costs for the sale and purchase of a house. Relocation reimbursement that is taxable to the individual is typically grossed-up to cover the resulting incremental income tax expense. During 2007, we paid certain relocation expenses, including a related income tax gross-up, for Mr. Marquez as disclosed on the Summary Compensation Table contained in this proxy statement.

Other Perquisites.    From time to time, we make tickets to cultural and sporting events available to our employees, including our named executive officers, for business purposes. If not utilized for business purposes, the tickets are made available to our employees, including our named executive officers, for personal use. Also, we may agree to pay for certain relocation expenses incurred by our employees, including certain of our named executive officers, which may include a gross up for income taxes.

Split-Dollar Life Insurance Agreements.    In October 1998, we entered into split dollar life insurance agreements, with a combined face value of $16.0 million, in connection with second to die insurance policies issued on the lives of Alan B. Miller and his wife and owned by the Alan B. Miller 1998 Dual Life Insurance Trust (the “1998 Trust”). This agreement and the related collateral assignment were assumed by and assigned to us in October 1998. As currently in force, this agreement requires us to make annual premium payments on the policies and gives us an economic interest in the policies. We are entitled to receive a portion of the death proceeds equal to its share of the aggregate premium payments. Our interest in each policy is secured by a collateral assignment of the policy. We, with the consent of Mr. Miller, have not paid the annual premiums on these policies since 2002. We entered into two additional split dollar life insurance agreements, with a combined face value of $30.5 million, in connection with life insurance policies issued on the life of Alan B. Miller and owned by the Alan B. Miller 2002 Trust (the “2002 Trust”) in January 2002. These agreements and the related collateral assignments were assumed by and assigned to us in January 2002. As currently in force, these agreements require us to make annual premium payments on the policies and give us an economic interest in the policies. In January, 2002, we made premium payments pursuant to these agreements of $942,274, and the 2002 Trust reimbursed us the one-year term cost of the insurance protection to which the 2002 Trust is entitled under the insurance policies pursuant to these split dollar life insurance agreements. Such cost is determined under the principles established by applicable U.S. Treasury Department pronouncements, notices, rulings and regulations in effect for determining such costs for insurance protection, which, subject to and until changed, shall be the lesser of the current published one-year term rates of the issuing insurance company pursuant to the guidelines set forth in Rev. Rule. 66-110 and Rev. Rule. 67-154 or the Table 2001 set forth in IRS Notice 2002-8. We are entitled to receive a portion of the death proceeds equal to its share of the aggregate premium payments. Our interest in each policy is secured by a collateral assignment of the policy. We, with the consent of Mr. Miller, have not paid the annual premiums on these two additional policies since 2002.

The Compensation Committee has determined to offer the above-described fringe benefits and perquisites in order to attract and retain our named executive officers by offering compensation opportunities that are competitive with those offered by our peers. In determining the total compensation payable to our named executive officers, for a given fiscal year, the Compensation Committee considers such fringe benefits and perquisites. However, given the fact that such fringe benefits and perquisites, which are available to our named executive officers, represent a relatively insignificant portion of their total compensation, they do not materially influence the decisions made by the Compensation Committee with respect to other elements of the total compensation to which our named executive officers are entitled or awarded. For a further description of the fringe benefits and perquisites received by our named executive officers during 2007, please refer to the narrative discussion included in this Proxy Statement.

Summary

The foregoing discussion describes the compensation objectives and policies which were utilized with respect to our named executive officers during 2007. In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods that the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Robert H. Hotz

Leatrice Ducat

Robert A. Meister

John F. Williams, Jr., M.D.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is composed of Robert H. Hotz, Leatrice Ducat, Robert A. Meister and John F. Williams, Jr., M.D. All the members of the Compensation Committee are independent directors and no member has ever been one of our officers or employees, nor has had any relationship with us that requires disclosure.

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information for our Chief Executive Officer, our Chief Financial Officer and the other most highly compensated executive officers for services rendered to UHS and its subsidiaries during the past two fiscal years. We refer to these officers collectively as our named executive officers:

Name and principal position	Year	Salary ($)	Bonus ($)		Stock Awards (1.) ($)	Option Awards (2.) ($)	Non-Equity Incentive Plan Compensation (3.) ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (4.) ($)	All other compen- sation (9.) ($)	Total ($)
Alan B. Miller, Chairman of the Board, President and Chief Executive Officer	2007	$1,289,615	$0		$5,797,338	$1,263,567	$1,093,000	$59,056	$255,233	$9,757,809
	2006	1,228,204	5,000,000	(5.)	5,764,621	570,471	1,566,000	65,340	289,254	14,483,890

Steve G. Filton, Senior Vice President, Chief Financial Officer and Secretary	2007	$400,015	$0		$107,016	$298,698	$226,000	$9,303	$10,964	$1,051,996
	2006	382,515	0		90,105	172,629	325,000	55,696	11,244	1,037,189

Debra K. Osteen, Senior Vice President	2007	$400,015	$0		$101,448	$314,058	$357,000	$37,157	$10,250	$1,219,928
	2006	375,015	70,000	(6.)	74,780	195,260	291,000	40,839	10,181	1,057,075

Michael Marquez, Senior Vice President	2007	$442,940	$85,000	(7.)	$74,877	$187,285	$63,000	$69,882	$297,921	$1,220,897
	2006	410,682	0		36,382	115,334	70,000	72,900	25,240	730,538

Marc D. Miller, Senior Vice President and Director	2007	$399,574	$77,000	(8.)	$65,307	$185,970	$56,000	$133,890	$6,848	$924,582
	2006	370,431	0		10,782	109,006	63,000	0	8,313	561,532

(1.)	Represents the compensation cost incurred by us in 2007 and 2006, as computed in accordance with SFAS No. 123R (“123R”) for awards made during 2002, 2005, 2006 and 2007 under the Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan (the “2001 Plan”). Dividends declared by the Company are paid with respect to outstanding shares of restricted stock. Please refer to the Management’s Discussion and Analysis included in our Annual Report on Form 10-K for the assumptions used for the compensation costs recognized for these awards.

(2.)	Represents compensation cost incurred by us in 2007 and 2006, as computed in accordance with 123R , for awards made pursuant to our 2005 Stock Incentive Plan and our Amended and Restated 1992 Stock Option Plan (which expired in July of 2005). Please refer to the Management’s Discussion and Analysis included in our Annual Report on Form 10-K for the assumptions used for the compensation cost related to option awards.

(3.)	Reflects the dollar value of annual bonuses for 2007 and 2006 earned under our Executive Incentive Plan (the “Plan”), as approved by our compensation committee on March 12, 2008 and March 15, 2007, respectively. Pursuant to the terms of the Plan, for the year ended December 31, 2007, the following bonuses were paid on March 14, 2008: Alan B. Miller received a bonus of $1.1 million or 85% of his annual base salary for 2007; Steve G. Filton received a bonus of $226,000 or 57% of his annual base salary for 2007; Debra K. Osteen received a bonus of $357,000 or 89% of her annual base salary for 2007; Michael Marquez received a bonus of $63,000 or 14% of his annual base salary for 2007, and; Marc D. Miller received a bonus of $56,000 or 14% of his annual base salary for 2007.

In respect to the year ended December 31, 2006, the following bonuses were paid on March 15, 2007: Alan B. Miller received a bonus of $1,566,000 or 128% of his annual base salary for 2006; Steve G. Filton received a bonus of $325,000 or 85% of his annual base salary for 2006; Debra K. Osteen received a bonus of $291,000 or 78% or her annual base salary for 2006; Michael Marquez received a bonus of $70,000 or 17% of his annual base salary for 2006, and; Marc D. Miller received a bonus of $63,000 or 17% of his annual base salary for 2006.

(4.)	These amounts represent the aggregate change in the present value that accrued for each named executive in 2007 and 2006 under the UHS Executive Retirement Plan. The amounts in this column do not reflect deferred compensation since above market earnings are not provided by us.

(5.)	Reflects a special bonus in the aggregate amount of $5,000,000, payable in five annual installments commencing in 2006. This special bonus was made in connection with Mr. Miller’s gift to The College of William and Mary and the announcement that The College of William and Mary will name its new business school building after Mr. Miller

(6.)	The $70,000 special cash bonus granted to Ms. Osteen in 2006, was a one-time bonus in recognition of her efforts in connection with the acquisition of KEYS Group Holdings, LLC. In determining the bonus amount, the size of the acquisition and the required effort were taken into consideration.

(7.)	The $85,000 special cash bonus paid to Mr. Marquez for 2007 was a one-time bonus in recognition of his increased responsibilities associated with the continued transition as co-head of our acute care division as well as his part in the effective implementation of operational enhancements.

(8.)	The $77,000 special cash bonus paid to Mr. Marc Miller for 2007 was a one-time bonus in recognition of his increased responsibilities associated with the continued transition as co-head of our acute care division as well as his part in the effective implementation of operational enhancements.

(9.)	Components of All Other Compensation are as follows:

ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites and Other Personal Benefits ($) (1.)	Tax Reimbur- sements ($) (2.)	Insurance Premiums ($) (3.)	Company Contributions to Retirement and 401(k) Plans ($)	Dividends Paid on Unvested Stock	Total ($)
Alan B. Miller	2007	$18,013	$0	$172,105	$6,750	$58,366	$255,234
	2006	17,108	0	172,105	6,600	93,441	289,254

Steve G. Filton	2007	$0	$0	$892	$6,750	$3,322	$10,964
	2006	0	0	892	6,600	3,752	11,244

Debra K. Osteen	2007	$0	$0	$439	$6,750	$3,061	$10,250
	2006	0	0	439	6,600	3,142	10,181

Michael Marquez	2007	$248,278	$40,795	$0	$6,750	$2,098	$297,921
	2006	17,079	0	0	6,600	1,561	25,240

Marc D. Miller	2007	$5,200	$0	$0	$0	$1,648	$6,848
	2006	7,800	0	0	0	513	8,313

(1.)	Amounts consist of the following during 2007: (i) Mr. Alan B. Miller: $13,473 for payment of country club dues, $1,567 for accounting services, $2,500 for maintenance on personal residence and $473 of fuel and maintenance charges incurred in connection with his automobile; (ii) Mr. Marquez: $238,345 of relocation expenses, $4,733 for country club dues and $5,200 automobile allowance, and; (iii) Mr. Marc D. Miller: $5,200 automobile allowance.

Amounts consist of the following during 2006: (i) Mr. Alan B. Miller: $11,074 for payment of country club dues, $2,734 for accounting services, $2,500 for maintenance on personal residence, $800 of fuel and maintenance charges incurred in connection with his automobile; (ii) Mr. Marquez: $9,279 for country club dues, $7,800 automobile allowance, and; (iii) Mr. Marc D. Miller: $7,800 automobile allowance.

(2.)	Amount represents reimbursement of income taxes incurred by Mr. Marquez during 2007 in connection with relocation expenses paid by us.

(3.)	During 2007 and 2006, amounts for Mr. Filton and Ms. Osteen consist of premiums paid by us in connection with long-term disability insurance coverage. During 2007 and 2006, amounts for Mr. Alan B. Miller consisted of $163,226 of interest charges calculated in connection with cumulative advances funded in connection with split-dollar life insurance agreements, as discussed in Split Dollar Life Insurance Agreements, included herein, and $8,879 of premiums paid by us in connection with long-term disability insurance coverage.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted during fiscal year 2007 to our named executive officers.

Name	Approval /Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1.)			Estimated Future Payouts Under Equity Incentive Plan Awards (3.)			All Other Stock Awards: Number of Shares of Stock or Units (3.) (#)	All Other Option Awards: Number of Securities Underlying Options (4.) (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards (5.) ($)	Closing Price on Grant Date ($ / Sh)

		Threshold ($) (2.)	Target ($) (2.)	Maximum ($) (2.)	Threshold (#)	Target (#)	Maximum (#)
Alan B. Miller	3/15/2007	$87,049	$967,211	$2,418,028
	11/21/2007							30,681			$1,499,994	$48.89
	11/21/2007								295,000	$48.89	$2,715,328	$48.89

Steve G. Filton	3/15/2007	$18,001	$200,008	$500,019
	11/21/2007								35,000	$48.89	$322,158	$48.89

Debra K. Osteen	3/15/2007	$18,001	$200,008	$500,019
	11/21/2007								35,000	$48.89	$322,158	$48.89

Michael Marquez	3/15/2007	$19,932	$221,470	$553,675
	8/2/2007								10,000	$51.19	$118,387	$51.19
	11/21/2007								25,000	$48.89	$230,113	$48.89

Marc D. Miller	3/15/2007	$17,981	$199,787	$499,468
	8/2/2007								10,000	$51.19	$118,387	$51.19
	11/21/2007								25,000	$48.89	$230,113	$48.89

(1.)	Pursuant to the Executive Incentive Plan and the formula approved by the Compensation Committee, each named executive officer is entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on our achievement of a combination of certain performance criteria. See the discussion in the Compensation Discussion and Analysis relating to our Executive Incentive Plan.

(2.)	Estimates calculated based upon 2007 salaries.

(3.)	Restricted shares of Class B Common Stock issued under the Company’s Amended and Restated 2001 Plan. These shares are scheduled to vest ratably on each of the first, second, third and fourth anniversary dates of the award. Shares issued under this plan are eligible for dividends.

(4.)	Stock option awards issued under our 2005 Stock Incentive Plan.

(5.)	Represents the full grant date fair value for the stock awards and option awards, calculated in accordance with SFAS 123R as described in the Form 10-K for the year ended December 31, 2007.

Chief Executive Officer Employment Agreement

As discussed in under the Compensation Discussion and Analysis, unlike our other named executive officers, Mr. Alan Miller’s compensation is determined in large part by the terms of his employment agreement. Mr. Miller’s base salary, minimum annual bonus and certain perquisites are determined under his employment agreement. On December 27, 2007, we entered into an employment agreement with Alan B. Miller, which supersedes Mr. Miller’s previous employment agreement that was scheduled to expire on December 31, 2007. The new employment agreement provides that Mr. Miller will continue to serve as Chief Executive Officer, President and Chairman of our Board of Directors through December 31, 2012, followed by annual one-year renewal periods unless either party elects otherwise. The new agreement also contemplates that Mr. Miller will remain as Executive Chairman of our Board of Directors for three years after the expiration of his term as chief executive officer and president, followed by a term of up to two years as non-executive chairman (in any case ending December 31, 2017).

Mr. Miller participates in benefit plans and programs that are made available to other employees and he receives certain executive perquisites, including, but not limited to, split dollar life insurance benefits, payment of certain automobile costs, payment of country club dues, tax and accounting services, use of a private plane for personal purposes for up to 60 hours per year, subject to reimbursement by Mr. Miller at market rates, and such other fringe benefits as the Compensation Committee of our Board of Directors may determine (as discussed in the Compensation Discussion and Analysis above).

Mr. Miller’s salary as our Chief Executive Officer and President will be $1,350,000 for 2008, and will be increased in each year thereafter by an amount at least equal to the percentage increase in the consumer price index over the previous year. Mr. Miller is also entitled to an annual bonus opportunity target equal to 100% of his salary. The amount of the annual bonus for any year may be more or less than the target amount and will be determined by the Board of Directors in accordance with pre-established performance measures.

Mr. Miller is also eligible to receive awards under our long term incentive plan(s), including minimum awards of $1.5 million of restricted stock for each of 2008, 2009 and 2010. In January 2008, the Compensation Committee approved the issuance of 31,095 restricted shares of our Class B Common Stock to Mr. Miller (market value of $1.5 million on the date of grant) pursuant to the 2001 Plan and Mr. Miller’s employment agreement. Pursuant to Mr. Miller’s employment agreement, these restricted shares are scheduled to vest ratably on the first, second, third and fourth anniversaries of the grant date. The restricted shares will fully vest upon the termination of Mr. Miller’s employment due to disability, death, by the Company without cause, or due to a breach of the employment agreement by the Company. In addition, the restricted shares will fully vest if Mr. Miller’s term as Chief Executive Officer and President ends due to non-renewal of the initial or a renewal term.

Chief Executive Officer Restricted Stock Grant in 2007

In November, 2007, based upon the Towers Perrin compensation review discussed in the Compensation Discussion and Analysis, the Compensation Committee approved the issuance of 30,681 restricted shares of our Class B Common Stock to Mr. Alan Miller (market value of $1.5 million on the date of grant) pursuant to the 2001 Plan. These shares are scheduled to vest ratably on each of the first, second, third and fourth anniversary dates of the award.

For a further description of the employment agreement, please refer to the Potential Payments Upon Termination or Change-in-Control section below. For a further description of the compensation setting process with respect to Mr. Miller, please refer to the Compensation Discussion and Analysis section above.

Chief Executive Officer Special Bonus Award in 2006

In 2006, Mr. Alan Miller agreed to provide a portion of funding for the construction of a new business school building for The Mason School of Business at The College of William and Mary, his alma mater. In recognition of his leadership and support, The College of William and Mary announced in March 2006 that the new business school building will be named for Mr. Miller. On July 25, 2006, the Board of Directors, in honor of Mr. Miller, authorized us to contribute a portion of Mr. Miller’s gift to The College of William and Mary as a special bonus in the aggregate amount of $5,000,000, payable in five annual installments commencing in 2006. This is the first time that we have granted such a bonus to Mr. Miller and, given the special circumstances, it is not expected to affect decisions regarding the types of, and amounts paid under, the other elements of his compensation package. We decided to grant the special bonus at this time to coordinate with Mr. Miller’s gift to The College of William and Mary. Mr. Miller’s role as a founder of our company in 1978, his years of dedicated service, his expertise in the hospital management industry and his position as our Chief Executive Officer were taken into account in the decision to grant the bonus.

Chief Executive Officer Restricted Stock Grant in 2006.

Mr. Alan Miller’s restricted stock award in 2006 related to the termination of a loan program that occurred in the third quarter of 2002. Prior to the third quarter of 2002, we loaned employees funds (“Loan Program”) to pay the income tax liabilities incurred upon the exercise of their stock options. Advances pursuant to the Loan Program were secured by full recourse promissory notes that were forgiven after three years, if the borrower remained employed by us. If the forgiveness criteria were not met, the employee was required to repay the loan at the time of separation.

During the third quarter of 2002, following the termination of the Loan Program, the Compensation Committee approved the issuance of shares of restricted stock to various officers and employees pursuant to our Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan as a replacement incentive plan for the Loan Program. The number of shares and the value of the restricted stock issued to each employee, including a grant of 319,340 shares of restricted stock to Mr. Miller, were based on the estimated benefits lost by that employee as a result of the termination of the Loan Program. The Compensation Committee believed that it was appropriate to tie Mr. Miller’s grant to the achievement of company performance objectives as a way to provide an additional incentive. The 319,340 shares of restricted stock were subject to forfeiture in the event that we did not achieve a 14% cumulative increase in earnings during the two-year period ended December 31, 2004, compared to the year ended December 31, 2002.

We did not achieve the required earnings as of December 31, 2004. As a consequence, in March 2005, the Compensation Committee approved the repurchase, at the original purchase price of $.01 per share, of the 319,340 shares of restricted stock. The Compensation Committee noted that, in part, the required earnings threshold was not met due to increases in the number of uninsured patients that caused industry-wide challenges affecting us and other hospitals throughout the nation. Mr. Miller was granted an aggregate of 319,340 shares of restricted stock, subject to the satisfaction of certain performance criteria for 2005. 200,000 of the shares of restricted stock were subject to forfeiture in the event that we did not achieve specified earnings per share from continuing operations for 2005, and the remaining 119,340 shares of restricted stock were subject to forfeiture in the event that we did not achieve a specified return of capital for 2005.

We achieved the performance criteria with respect to the 119,340 shares of restricted stock, but not with respect to the 200,000 shares of restricted stock. As a consequence, in March 2006, the Compensation Committee approved the repurchase, at the original purchase price of $.01 per share, of the 200,000 shares of restricted stock. At that time, to continue the incentives associated with the restricted stock grants and to provide Mr. Miller with a way to be made whole following the termination of the Loan Program, the Compensation Committee approved the issuance of 200,000 shares of restricted stock to Mr. Miller, which at that time, were subject to the Company’s attainment of a reported earnings per diluted share from continuing operations, as defined, of $2.60 or greater for 2006. In March 2007, the Compensation Committee certified that the reported earnings per diluted share from continuing operations threshold had been met ($2.80 per diluted share achieved in 2006) and, pursuant to the terms of the grant, 50% of the shares of restricted stock vested on March 15, 2007 and the remaining 50% vested on March 15, 2008.

The restricted stock awarded to Mr. Miller did not impact decisions regarding other elements of Mr. Miller’s compensation package.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2007.

Name	Option Awards (1.)				Stock Awards (2.)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3.)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3.)
	Exercisable	Unexercisable
Alan B. Miller	45,000	45,000	$48.85	3/14/2010	40,681	$2,082,867	139,780	$7,156,736
	50,000	150,000	$58.52	9/10/2011	0	0	0	0
	0	295,000	$48.89	11/20/2012	0	0	0	0

Steve G. Filton	17,500	17,500	$48.85	3/14/2010	6,000	$307,200	0	0
	8,750	26,250	$58.52	9/10/2011	0	0	0	0
	0	35,000	$48.89	11/20/2012	0	0	0	0

Debra K. Osteen	2,250	750	$43.08	5/19/2009	6,000	$307,200	0	0
	17,500	17,500	$48.85	3/14/2010	0	0	0	0
	8,750	26,250	$58.52	9/10/2011	0	0	0	0
	0	35,000	$48.89	11/20/2012	0	0	0	0

Michael Marquez	5,000	10,000	$48.85	3/14/2010	5,000	$256,000	0	0
	5,000	15,000	$58.52	9/10/2011	0	0	0	0
	0	10,000	$51.19	8/1/2012	0	0	0	0
	0	25,000	$48.89	11/20/2012	0	0	0	0

Marc D. Miller	1,000	0	$38.50	3/18/2008	5,000	$256,000	0	0
	10,000	10,000	$48.85	3/14/2010	0	0	0	0
	5,000	15,000	$58.52	9/10/2011	0	0	0	0
	0	10,000	$51.19	8/1/2012	0	0	0	0
	0	25,000	$48.89	11/20/2012	0	0	0	0

1.	Stock option awards. All of the stock options are scheduled to vest ratably on the first, second, third and fourth anniversary dates from the date of grant. The applicable grant dates for the options indicated above are set forth below:

•	On March 19, 2003, stock options were granted with an exercise price of $38.50.

•	On May 19, 2004, stock options were granted with an exercise price of $43.08.

•	On March 15, 2005, stock options were granted with an exercise price of $48.85.

•	On February 21, 2006, stock options were granted with an exercise price of $51.04.

•	On September 11, 2006, stock options were granted with an exercise price of $58.52.

•	On August 2, 2007, stock options were granted with an exercise price of $51.19.

•	On November 21, 2007, stock options were granted with an exercise price of $48.89.

2.	Restricted Stock Awards. The outstanding restricted stock awards vest as follows:

•

Alan B. Miller: 100,000 shares on March 15, 2008; 39,780 shares on March 11, 2008; 10,000 shares on November 15, 2010; 7,671 shares on November 21, 2008; 7,670 shares on November 21, 2009; 7,670 shares on November 21, 2010; and 7,670 shares on November 21, 2011.

•	Steve G. Filton: 6,000 shares on November 15, 2010.

•	Debra K. Osteen: 6,000 shares on November 15, 2010.

•	Michael Marquez: 5,000 shares on November 15, 2010.

•	Marc D. Miller: 5,000 shares on November 15, 2010.

3.	Based on the closing sale price of the Class B Common Stock on the New York Stock Exchange on December 31, 2007 of $51.20 per share.

OPTION EXERCISES AND STOCK VESTED

The following table provides information about stock option exercises by, and the vesting of stock for, our named executive officers during fiscal year 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1.)	Value Realized on Vesting ($)
Alan B. Miller	0	0	139,780	$8,021,974
Steve G. Filton	0	0	5,842	$310,152
Debra K. Osteen	3,000	$41,190	4,753	$252,337
Michael Marquez	5,875	$84,021	2,073	$110,056
Marc D. Miller	0	0	202	$10,724

(1.)	39,780 shares and 100,000 shares of restricted stock for Mr. Alan B. Miller vested on March 11 and March 15, 2007, respectively. The number of shares of restricted stock as indicated above for each of the other executive officers vested on September 28, 2007.

PENSION BENEFITS

The following table provides information about pension benefits pursuant to our Executive Retirement Plan for our named executive officers.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1.)	Payments During Last Fiscal Year ($)
Alan B. Miller	29	$1,534,654	0
Steve G. Filton	22	$473,544	0
Debra K. Osteen	23	$464,258	0
Michael Marquez	17	$355,841	0
Marc D. Miller	13	$133,890	0

(1.)	5% discount rate applied.

Under our Executive Retirement Income Plan certain management or other highly compensated employees designated by the Board of Directors who have completed at least 10 years of active employment with us may receive retirement income benefits. The monthly benefit is payable to a participant who retires after he or she reaches age 62 and is equal to 3% of the employee’s average monthly base salary over the three years preceding retirement multiplied by the number of full years of active employment in a qualified position, in excess of 10 years, not to exceed a maximum of 10 years.

Payment of the benefit will be made by us in 60 monthly installments following the participant’s retirement date. Under certain circumstances, the participant may be entitled to elect to receive the present value of the payments in one lump sum or receive payments over a period of 10 years. If an employee ceases employment with us prior to age 62, or an employee has not completed at least 10 years of active employment with us, no retirement income will be payable to the participant unless the Board of Directors determines otherwise.

For Mr. Alan Miller the aggregate benefit payable (for the 60 months in which the participant receives benefits) assuming retirement as of December 31, 2007 amounted to $2,032,756. As of December 31, 2007, the projected aggregate benefit payable for each of Steve G. Filton, Debra K. Osteen, Michael Marquez and Marc D. Miller, were $1,027,057, $931,571, $935,636 and $1,354,632 respectively, based upon the following assumptions: (i) each participant will retire at the age of 62, and; (ii) annual salary increases of 5% are provided until the age of 62 is attained.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($) (1.)	Registrant Contributions in Last Fiscal Year ($) (2.)	Aggregate Earnings in Last Fiscal Year ($) (2.)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Alan B. Miller	$25,000	$0	($5,832)	$0	$904,367
Steve G. Filton	$0	$0	$0	$0	$0
Debra Osteen	$0	$0	$0	$0	$0
Michael Marquez	$97,500	$0	($6,047)	$350,000	$1,002,274
Marc D. Miller	$0	$0	$0	$0	$0

(1.)	Amounts included in “salary” in the Summary Compensation Table.

(2.)	Amounts shown are not reported as compensation in the Summary Compensation Table.

Deferred Compensation

Our Deferred Compensation Plan, which is subject to the applicable provisions of Internal Revenue Code Section 409A provides that eligible employees may elect to convert and defer a portion of their base salary and bonus award into investment options in lieu of receiving cash. An “eligible employee” under the Deferred Compensation Plan is: (i) an employee whose base compensation for 2008 is expected to be $105,000 or higher and has been approved by our Chief Executive Officer, or; (ii) any other employee who has been approved by our Chief Executive Officer. The base compensation threshold is adjusted annually for cost-of-living increases.

Pursuant to the terms of the Deferred Compensation Plan, the minimum annual amount that can be deferred is $2,000. No more than 25% of an employee’s base salary or 50% of an employee’s annual bonus may be deferred under the Deferred Compensation Plan in any calendar year. Employees may allocate a portion of their deferred compensation among a retirement account, an education account and a fixed period account. The investment options include: (i) income funds offering a fixed rate of return; (ii) common stock funds; (iii) money market funds, and; (iv) common shares of beneficial interest in Universal Health Realty Income Trust; except that our named executive officers and other individuals determined who are subject to the reporting or short swing profit liability provisions of Section 16 of the Securities Exchange Act of 1934 are not eligible to designate common shares of beneficial interest in Universal Health Realty Income Trust as an investment option. In addition, under the Deferred Compensation Plan, we may make discretionary contributions on behalf of an eligible employee. Since inception of the Deferred Compensation Plan, we have not made any discretionary contributions on behalf of employees.

Our obligations under the Deferred Compensation Plan in connection with an employee’s retirement account are payable, beginning at the time of termination of such employee’s employment, in equal installments over a ten year period; except that an employee may make a distribution election to receive the balance of the participant’s retirement account in either a single one lump sum or equal annual or less frequent installments over a period not to exceed ten years. An employee may make a separate distribution election for termination of employment as the result of retirement, death or disability. An employee may change his distribution elections by making new distribution elections at least one calendar year prior to such employee’s retirement.

Our obligations under the Deferred Compensation Plan in connection with an employee’s education account are payable in four installments commencing in the year indicated by the employee. Our obligations under the Deferred Compensation Plan in connection with an employee’s fixed period account are payable upon one or more benefit distribution dates selected by the participant. If the employee’s employment is terminated prior to the distribution of obligations under either the employee’s education account or fixed period account, then the amounts credited to such accounts will be transferred to the employee’s retirement account and distributed in accordance with the employee’s distribution election for that account.

If an employee experiences a financial hardship that is the result of an “unforeseeable emergency,” as defined under the Deferred Compensation Plan, he or she may apply to the administrator of the Deferred Compensation Plan for an emergency withdrawal against his or her accounts. Such an emergency withdrawal may be allowed at the discretion of the administrator, in which case the employee’s fixed period account, retirement account and education account will be reduced accordingly. An employee who makes an emergency withdrawal is not eligible to defer additional compensation under the Deferred Compensation Plan for the remainder of the year in which the distribution is made and during the following calendar year.

For a description of the Executive Retirement Income Plan and potential payments thereunder, please refer to the Pension Benefits Table and the related narrative discussion included in this Proxy Statement.

Split-Dollar Life Insurance Agreements:

In October 1998, we entered into split dollar life insurance agreements, with a combined face value of $16.0 million, in connection with second to die insurance policies issued on the lives of Alan B. Miller and his wife and owned by the Alan B. Miller 1998 Dual Life Insurance Trust (the “1998 Trust”). This agreement and the related collateral assignment were assumed by and assigned to us in October 1998. As currently in force, this agreement requires us to make annual premium payments on the policies and gives us an economic interest in the policies. We are entitled to receive a portion of the death proceeds equal to its share of the aggregate premium payments. Our interest in each policy is secured by a collateral assignment of the policy. We, with the consent of Mr. Miller, have not paid the annual premiums on these policies since 2002. We entered into two additional split dollar life insurance agreements, with a combined face value of $30.5 million, in connection with life insurance policies issued on the life of Alan B. Miller and owned by the Alan B. Miller 2002 Trust (the “2002 Trust”) in January 2002. These agreements and the related collateral assignments were assumed by and assigned to us in January 2002. As currently in force, these agreements require us to make annual premium payments on the policies and give us an economic interest in the policies. In January, 2002, we made premium payments pursuant to these agreements of $942,274, and the 2002 Trust reimbursed us the one-year term cost of the insurance protection to which the 2002 Trust is entitled under the insurance policies pursuant to these split dollar life insurance agreements. Such cost is determined under the principles established by applicable U.S. Treasury Department pronouncements, notices, rulings and regulations in effect for determining such costs for insurance protection, which, subject to and until changed, shall be the lesser of the current published one-year term rates of the issuing insurance company pursuant to the guidelines set forth in Rev. Rule. 66-110 and Rev. Rule. 67-154 or the Table 2001 set forth in IRS Notice 2002-8. We are entitled to receive a portion of the death proceeds equal to its share of the aggregate premium payments. Our interest in each policy is secured by a collateral assignment of the policy. We, with the consent of Mr. Miller, have not paid the annual premiums on these two additional policies since 2002.

Potential Payments Upon Termination or Change-in-Control

Mr. Alan Miller’s employment agreement provides that Mr. Alan Miller will continue to serve as Chief Executive Officer, President and Chairman of our Board of Directors through December 31, 2012, followed by annual one-year renewal periods unless either party elects otherwise. The agreement also contemplates that Mr. Alan Miller will remain as Executive Chairman of our Board of Directors for three years after the expiration of his term as Chief Executive Officer and President, followed by a term of up to two years as non-executive Chairman (in any case ending December 31, 2017). The employment agreement also contains customary non-disparagement, non-solicitation and non-competition provisions.

During the term of Mr. Alan Miller’s service as Executive Chairman of our Board of Directors, Mr. Alan Miller will receive the same compensation, benefits and perquisites as he would have been entitled to receive if the term of his employment as Chief Executive Officer and President had continued, except: (i) his annual salary will not be subject to an annual cost of living adjustment, and; (ii) he will not be entitled to an annual bonus. If Mr. Alan Miller serves as non-Executive Chairman of our Board of Directors pursuant to his employment agreement, he will receive an annual cash retainer of at least $250,000, as well as such equity and other incentive award opportunities and other non-cash compensation as are provided to other non-management directors. In addition, during the period of his service as non-executive Chairman of the Board of Directors, Mr. Alan Miller will receive certain perquisites.

If the Board of Directors determines that Mr. Alan Miller shall not serve as executive Chairman for the full three-year or other term prescribed by the employment agreement, then Mr. Miller will receive a lump sum payment equal to the salary he would have received had he served as executive Chairman for the remainder of such term, as well as the perquisites and fringe benefits that would have been provided during such period.

In general, Mr. Alan Miller’s long-term incentive awards granted pursuant to his employment agreement will become fully vested upon termination of his employment other than by us for “cause” or voluntarily by Mr. Alan Miller before the end of the applicable term (under circumstances not involving a breach of the employment agreement by us).

If Mr. Alan Miller’s employment is terminated for “cause”, as defined in the employment agreement, he will be entitled to any benefits payable to or earned by Mr. Miller with respect to any period of his employment or other service prior to the date of such discharge.

If Mr. Alan Miller’s employment as Chief Executive Officer and President is terminated due to his disability, Mr. Alan Miller shall be paid a pro rata portion of the annual bonus which would otherwise have been payable for the year in which his employment terminates, plus an amount equal to one-half of Mr. Alan Miller’s base salary, payable in twelve equal monthly installments. If Mr. Alan Miller’s employment or service terminates due to his death, Mr. Alan Miller’s beneficiary shall receive a pro rata portion of the annual bonus which would otherwise have been payable to Mr. Alan Miller for the year of his death.

If Mr. Miller terminates his employment or other service under the employment agreement because of a material change in the duties of his office or any other breach by us of its our obligations, or in the event of the termination of Mr. Alan Miller’s employment by us without cause or otherwise in breach of the employment agreement, Mr. Alan Miller will generally continue to receive all of the cash compensation, benefits and minimum long term incentive compensation set forth in the employment agreement as if his employment or service had not terminated, and the vesting of his LTIP awards will accelerate.

The following table provides quantitative disclosure of the estimated payments that would be made to Mr. Alan Miller under his employment agreement as of December 31, 2007, the last business day of our fiscal 2007, assuming that the employment agreement would have been in effect at that time:

	Cash Severance Payment ($)		Perquisites/ Benefits ($)		Continuation of Restricted Stock Awards ($)		Total Termination Benefits ($)
Alan B. Miller
Termination by Us for “Cause”	$1,093,000	(a.)	$0		$0		$1,093,000
Termination Due to Mr. Miller’s Disability	$1,221,500	(b.)	$0		$0		$1,221,500
Termination Due to Mr. Miller’s Death	$1,093,000	(a.)	$0		$0		$1,093,000
Termination by Mr. Miller for “Breach by the Company”	$30,961,370	(c.)	$3,077,980	(d.)	$4,500,000	(e.)	$38,539,350

(a.)	Based upon actual 2007 non equity incentive plan bonus award.

(b.)	Based upon 50% of actual 2007 non equity incentive plan bonus award and 50% of Mr. Alan Miller’s 2008 base salary, payable in twelve equal monthly installments.

(c.)	Assumes (i) continuation of all cash compensation through 2017; (ii) annual base salary increase of 3.5% through 2014 and no salary increase from 2015 through 2017 pursuant to the terms or Mr. Miller’s employment agreement, and; (iii) an annual bonus award equal to 100% of his base salary through 2017, which assumes the achievement of the bonus opportunity target set forth under Mr. Miller’s employment agreement.

(d.)	Assumes (i) continuation of all entitled perquisites through 2017; (ii) continuation of insurance premiums in connection with long-term disability, our 401(k) match and charges in connection with split-dollar life insurance agreements through 2017, all of which were based upon the actual 2007 amounts. Please see the Summary Compensation and the All Other Compensation table included herein.

(e.)	Assumes continuation of annual minimum restricted stock awards of $1.5 million through 2010.

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1.) (2.)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3.) ($)	All Other Compensation ($)	Total ($)
Leatrice Ducat	$66,500	$0	$63,072	$0	$0	$0	$129,572
John H. Herrell	$65,000	$0	$63,072	$0	$0	$0	$128,072
Robert H. Hotz	$77,500	$0	$63,072	$0	($744)	$0	$139,828
Robert A. Meister	$50,000	$0	$94,709	$0	$0	$0	$144,709
Anthony Pantaleoni	$42,000	$0	$63,072	$0	$0	$0	$105,072
Rick Santorum	$29,041	$0	$21,371	$0	$0	$0	$50,412
John F. Williams, Jr., M.D.	$50,000	$0	$63,072	$0	$2,461	$0	$115,533

(1.)	Represents compensation cost incurred by us in 2007, as computed in accordance with SFAS No. 123R (“123R”), for awards made pursuant to our 2005 Stock Incentive Plan and our Amended and Restated 1992

Stock Option Plan (which expired in July of 2005). As of December 31, 2007 the following stock options were outstanding for each director:

Leatrice Ducat	17,500
John H. Herrell	20,000
Robert H. Hotz	20,000
Robert A. Meister	30,000
Anthony Pantaleoni	20,000
Rick Santorum	10,000
John F. Williams, Jr., M.D.	30,000

Although Mr. Robert A. Meister is not standing for reelection upon the May, 2008 expiration of his term, in April, 2008, our Board of Directors approved the continued vesting of his unvested outstanding options to purchase Class B Common Stock pursuant to the vesting schedule contained in the stock option agreements. These stock options will expire, as originally scheduled, on the fifth anniversary of the respective grant dates.

(2.)	Please refer to the Management’s Discussion and Analysis included in our 2007 Annual Report on Form 10-K, for assumptions used for the expense recognized for these option awards.

(3.)	Consists of market value earnings on phantom shares as well as fixed rate earnings relating to the Universal Health Services, Inc., Deferred Compensation Plan for the UHS Board of Directors. Additionally, as of December 31, 2007, 494 shares of phantom stock were held on behalf of Robert H. Hotz and will be paid out in future years as elected by Mr. Hotz at the time of deferral.

Cash Compensation.    During 2007, all non-employee directors except for Rick Santorum received an annual retainer of $40,000 for service on the Board of Directors. Rick Santorum, who was elected a director during 2007, received an annual retainer fee of $29,041 for a partial year of service on the Board of Directors. Additionally, during 2007, John H. Herrell, Chairperson of the Audit Committee received an annual retainer of $10,000 for his services in that capacity and Leatrice Ducat and Robert H. Hotz, members of the Audit Committee, received an annual retainer of $2,500 each. Also during 2007, Robert Hotz, received $5,000 for his services as Chairperson of the Compensation Committee and an additional $5,000 for his services as Chairperson of the Nominating and Governance Committee. Each non-employee director also was paid a $1,000 meeting fee for participation in each committee meeting in excess of 30 minutes. Meeting fees paid during 2007 were as follows: Robert H. Hotz was paid $25,000, Leatrice Ducat was paid $24,000, John H. Herrell was paid $15,000, John F. Williams, Jr., M.D. and Robert A. Meister were each paid $10,000 and Anthony Pantaleoni was paid $2,000.

During 2008, we anticipate that each non-employee director will receive an annual retainer of $40,000 for service on the Board of Directors. Additionally, during 2008, John H. Herrell, Chairperson of the Audit Committee, will receive an annual retainer of $10,000 for his service in that capacity and Leatrice Ducat and Robert H. Hotz, members of the Audit Committee, will receive an annual retainer of $2,500 each. Also during 2008, Robert H. Hotz, Chairperson of the Compensation Committee and Chairperson of the Nominating and Governance Committee will receive annual retainers of $5,000 each for his services in the respective capacities. Each non-employee director will be paid a meeting fee of $1,000 for participation in each committee meeting in excess of 30 minutes. All retainers and meeting fees will be paid in cash.

Stock Option Awards.    On May 16, 2007, Mr. Rick Santorum received an option to purchase 10,000 shares of our Class B Common Stock at an exercise price of $59.78 per share. These options have a fair value of $13.638 per share. Additionally, on November 21, 2007, Ms. Ducat, Dr. Williams, and Messrs. Herrell, Hotz, Meister and Pantaleoni each received an option to purchase 5,000 shares of our Class B Common Stock at an exercise price of $48.89 per share. These options have a fair value of $9.2045 per share. All options granted during 2007 were granted under our 2005 Stock Incentive Plan, vest ratably over four years and expire on the fifth anniversary of the grant date.

Deferred Compensation Plan for Non-Employee Directors.    The Deferred Compensation Plan, which has been terminated, was a nonqualified deferred compensation plan for the benefit of our non-employee directors, previously enabling them to defer payment of up to 100% of his or her total retainer and fees. Certain previously deferred amounts are scheduled to be paid out in future years as elected by our non-employee directors at the time of deferral.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Broadlane, Inc. (“Broadlane”) provided contracting and other supply chain services to us and various other healthcare organizations. Our contract with Broadlane expired on March 31, 2008. During the first quarter of 2008, we entered into an agreement with another third-party provider of contracting and supply chain services which commenced during the second quarter of 2008. In addition, we along with certain of our Board of Directors and members of our executive management team, own approximately 6% of the outstanding shares of Broadlane (as of December 31, 2007). The carrying value of our investment in Broadlane was approximately $13 million as of December 31, 2007. Our Chairman of the Board of Directors and Chief Executive Officer (“CEO”) was a member of the Board of Directors of Broadlane prior to the submission of his resignation in February, 2008.

Anthony Pantaleoni, a member of our Board of Directors and a member of the Executive Committee is Of Counsel to Fulbright & Jaworski L.L.P., the law firm we use as our principal outside counsel. This law firm also provides personal legal services to our Chief Executive Officer. Mr. Pantaleoni is also the trustee of certain trusts for the benefit of the Chief Executive Officer and his family.

J2Studios provides certain website services for the Company. The co-owner of J2Studios, is the son-in-law of Alan B. Miller, our President, Chairman and Chief Executive Officer. Fees earned by J2Studios for such services during 2007 were approximately $104,000 on terms that we believe are comparable to those we would have paid to an unaffiliated third party for such services.

We invested $3.3 million for a 25% ownership interest in an information technology company that provides laboratory information system and order management technology to many of our acute care hospitals. We also committed to pay this company a license fee which has a remaining commitment of $4.5 million as of December 31, 2007.

Marc D. Miller, a member of our Board of Directors and a Senior Vice President of the Company, is the son of Alan B. Miller, our CEO. Marc D. Miller is a named executive officer and therefore the salary and other compensation arrangements between us and Marc D. Miller are disclosed and described throughout this Proxy Statement.

Pursuant to our Code of Business Conduct and Corporate Standards, all employees, officers and directors of the Company and its subsidiaries are prohibited from engaging in any relationship or financial interest which is a conflict of interest with, or which interferes or has the potential to interfere with, the interests of the Company or any of its subsidiaries or facilities. In addition, all employees, officers and directors of the Company and its subsidiaries are required to disclose to our compliance officer any financial interest or ownership interest or any other relationship that he or she (or a member of his or her immediate family) has with customers, vendors, or competitors of the Company or any of its subsidiaries or facilities. Matthew Klein is currently our compliance officer.

All employees, officers and directors of the Company and its subsidiaries are prohibited from entering into a related party transaction with the Company without the prior approval of our compliance officer. Any request for the Company to enter into a transaction with an employee, officer or director or any of such persons’ immediate family members must first be presented to our compliance officer for review, consideration and approval. In approving or rejecting the proposed agreement, our compliance officer will consider the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to the Company, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. Our compliance officer shall only approve those agreements that, in light of known circumstances, are in or are not inconsistent with, the Company’s best interests, as determined in good faith by our compliance officer.

Except as otherwise disclosed in this Proxy Statement, since the beginning of the Company’s last fiscal year, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any employee, executive officer or director, holder of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

Please see “Corporate Governance—Director Independence” for additional information on the independence of our directors.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has affirmatively determined that six of its nine current members (Leatrice Ducat, John H. Herrell, Robert H. Hotz, Robert A. Meister, Rick Santorum and John F. Williams, Jr., M.D.) are independent directors under the applicable rules and regulations of the SEC and the New York Stock Exchange listing standards. As noted under Proposal No. 1, Election of Directors, Mr. Meister is not standing for re-election. In determining independence, the Board of Directors affirmatively determines each year whether directors have any material relationship with us. When assessing the materiality of a director’s relationship with us, the Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from the standpoint of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board of Directors has concluded that no material relationship exists between us and any of our independent directors, other than each such person’s position as one of our directors.

We are eligible to be treated as a controlled company under New York Stock Exchange Rule 303A due to the fact that the family of Alan B. Miller holds more than 95% of the shares of Class A and Class C Common Stock, which is entitled to elect 80% of the entire Board of Directors and constitutes more than 50% of our aggregate voting power. New York Stock Exchange Rule 303A states that a controlled company need not have a majority of independent directors on its board or have nominating/corporate governance and compensation committees composed entirely of independent directors. We have elected to avail ourselves of a limited aspect of the Rule 303A exemption, determining that the Nominating & Governance Committee is not responsible for identifying and recommending qualified candidates for Board positions that, in accordance with our Restated Certificate of Incorporation, are to be elected by the holders of Class A and Class C Common Stock of the Company. We currently intend to have a majority of independent directors on our Board of Directors and a majority of independent directors on our Audit Committee, Compensation Committee and Nominating & Governance Committee.

Meetings of the Board of Directors

Regular meetings of the Board of Directors are generally held every other month, while special meetings are called when necessary. Before each Board of Directors or committee meeting, directors are furnished with an agenda and background materials relating to matters to be discussed. During 2007, there were nine Board of Directors meetings. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings held by all committees of the Board of Directors on which they served. Directors are expected to attend the Annual Meeting of Stockholders. All of our directors attended the 2007 Annual Meeting of Stockholders.

Our Corporate Governance Guidelines provide that the Board of Directors shall hold, in accordance with a schedule determined by the Nominating & Governance Committee of the Board of Directors, executive sessions where non-management directors (i.e., directors who are not our officers, but who do not otherwise have to qualify as “independent directors”) meet without management participation (except as otherwise specifically requested by the non-management directors). Interested parties may communicate directly and confidentially with the presiding director or with the non-management directors of the Board of Directors as a group by writing to that person or group at Universal Health Services, Inc., c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406.

Stockholder Communications

Stockholders who wish to send communications to the Board of Directors or an individual director should address such communications to Universal Health Services, Inc., c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Committees of the Board of Directors

The Compensation Committee, the Audit Committee, the Nominating & Governance Committee, the Executive Committee and the Finance Committee are the standing committees of the Board of Directors. A current copy of the our Corporate Governance Guidelines, Code of Business Conduct and Corporate Standards, Code of Ethics for Senior Financial Officers, Compensation Committee Charter, Nominating & Governance Committee Charter and Audit Committee Charter are available free of charge on the our website at www.uhsinc.com. Copies of these documents also are available in print free of charge to any stockholder who requests them. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K relating to amendments to or waivers of any provision of our Code of Ethics for Senior Financial Officers by promptly posting the information on our website.

Compensation Committee.    The members of the Compensation Committee are Robert H. Hotz, Leatrice Ducat, John F. Williams, Jr., M.D., Robert A. Meister and Rick Santorum. Following the Annual Meeting of Stockholders, Mr. Meister will no longer serve on the Compensation Committee. The Compensation Committee met ten times and took action through unanimous written consent once during 2007. The Board of Directors has determined, in its business judgment, that each member of the Compensation Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange

The Compensation Committee reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates their performance, determines and approves their compensation level, reviews and determines the form and amount of compensation of the non-management members of the Board of Directors, administers incentive-compensation plans and equity-based plans and approves compensation awards, among other duties and responsibilities.

The amount and mix of the compensation paid to our named executive officers and directors are evaluated on an annual basis. See the section titled “Compensation Setting Process,” in the Compensation Discussion & Analysis for an additional discussion.

The Compensation Committee has the authority to establish one or more subcommittees which shall have the responsibilities and consist of those members of the Compensation Committee as the Compensation Committee may determine from time to time. The Compensation Committee also has the sole authority to retain and terminate compensation consultants to assist it in evaluating our compensation plans, particularly those pertaining to our directors, our Chief Executive Officer and our other executive officers, and to approve the fees and other terms relating to the provision of those services. As discussed in the Compensation Discussion and Analysis above, Towers Perrin was engaged by the Compensation Committee during 2007 to assess Mr. Alan Miller’s total compensation as compared to the total compensation of other chief executive officers from selected peer groups.

Audit Committee.    Members of the Audit Committee are Leatrice Ducat, John H. Herrell and Robert H. Hotz. No member serves on the audit committee of more than three public companies. The Audit Committee met fourteen times during 2007.

The Board of Directors has determined, in its business judgment, that each member of the Audit Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange and is financially literate and that John H. Herrell qualifies as an “audit committee financial expert” under SEC regulations and has accounting or related financial management expertise.

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to: the integrity of our financial statements, the financial reporting process, the systems of internal accounting and financial controls, the performance of our internal audit function and independent auditors, the independent auditors’ qualifications and independence and our compliance with legal and regulatory requirements. This Committee has the authority, duties and responsibilities set forth in its Audit Committee Charter, as amended.

Nominating & Governance Committee.    The members of the Nominating & Governance Committee are Leatrice Ducat, Robert H. Hotz, John F. Williams, Jr. M.D. and Rick Santorum. This Committee did not meet during 2007. The Board of Directors has determined, in its business judgment, that each member of the Nominating & Governance Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange

The Nominating & Governance Committee was established, with respect to those directors who are to be elected by the holders of Class B and Class D Common Stock of the Company in accordance with the our Restated Certificate of Incorporation, for the purpose of assisting the Board of Directors by identifying individuals who are qualified, consistent with criteria approved by the Board of Directors, to become directors, and to recommend to the Board of Directors Class B and D director nominees for the next annual meeting of stockholders at which a Class B and D director is to be elected, developing and recommending to the Board of Directors a set of corporate governance principals in the form of our corporate governance guidelines, leading and overseeing the Board of Directors in its annual review of the performance of the Board of Directors and our management and recommending to the Board director nominees for each committee of the Board. The Nominating & Governance Committee provides such assistance in identifying and recommending Class A and Class C Common Stock director nominees as may be requested by the entire Board of Directors. The Nominating & Governance Committee adopted our Corporate Governance Guidelines.

In light of the concentration of over 95% of the voting power of our Class A and Class C Common Stock in a single individual and related entities, and in accordance with the “Controlled Companies” exemption set forth in Section 303A of the New York Stock Exchange Listed Company Manual, the Nominating & Governance Committee is not responsible for identifying and recommending qualified candidates for directors that, in accordance with our Restated Certificate of Incorporation, are to be elected by the holders of Class A and Class C Common Stock. The Nominating & Governance Committee shall, however, provide such assistance in identifying and recommending Class A and C Director nominees as may be requested by the entire Board of Directors.

The Nominating & Governance Committee will consider Class B and D director nominees recommended by stockholders. Under our Restated Certificate of Incorporation, the number of directors to be elected by the Class B and D Common stockholders is limited to 20% of the entire Board of Directors, or a maximum of two directors. Stockholders who wish to recommend a nominee for the Nominating & Governance Committee’s consideration may do so by submitting the individual’s name and qualifications to the Nominating & Governance Committee c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. Recommendations must be received by the Nominating & Governance Committee no later than the date by which stockholder proposals for presentation at the next Annual Meeting must be received. Recommended nominees will only be considered if there is a vacancy or if the Board of Directors decides to increase the number of directors.

The Nominating & Governance Committee identifies and evaluates committee-recommended Class B and D director nominees considering, among other factors, the following minimum qualifications: the individual’s integrity, experience, education, expertise, independence and any other factors that the Board of Directors and the Nominating & Governance Committee deem would enhance the effectiveness of the Board of Directors and our governance. The Nominating & Governance Committee will evaluate a nominee on the same basis if the individual is recommended by a stockholder. The Nominating & Governance Committee does not currently pay a fee to a third party to identify or evaluate nominees, but may consider from time to time engaging a search firm to identify Class B and D director candidates.

Executive Committee.    The Executive Committee has the responsibility, between meetings of the Board of Directors, to advise and aid our officers in all matters concerning the management of the business and, while the Board of Directors is not in session, has the power and authority of the Board of Directors to the fullest extent permitted under law. The Executive Committee did not meet in 2007. Members of the Committee are Robert H. Hotz, Alan B. Miller and Anthony Pantaleoni.

Finance Committee.    The Finance Committee is responsible for reviewing our overall long-term financial planning. The Finance Committee met once in 2007. Members of this Committee are Robert H. Hotz, Alan B. Miller, Marc D. Miller and Anthony Pantaleoni.

AUDIT COMMITTEE REPORT

The Board of Directors is committed to the accuracy and integrity of the Company’s financial reporting. The Audit Committee takes an involved and active role in delivering on this commitment.

The Audit Committee provides independent, objective oversight of our accounting functions and internal controls.

The Audit Committee reviews and evaluates, and discusses and consults with our management, internal audit personnel and the independent auditors about the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s consolidated financial statements and internal controls;

•	changes in our accounting practices, principles, controls or methodologies, or in the Company’s financial statements;

•	significant developments in accounting rules;

•	the adequacy of our internal accounting controls, and accounting, financial and auditing personnel; and

•	the establishment and maintenance of a work environment that promotes ethical behavior.

The Audit Committee acts under a written charter which was originally adopted by the Board of Directors in 2004 and is reviewed and approved on an annual basis. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing, accounting, financial reporting, internal control and regulatory compliance matters. In discharging its oversight role, the Audit Committee may engage independent counsel and other advisers as it determines necessary. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee also has the direct responsibility to select, evaluate, determine the compensation of, oversee, and where appropriate, replace our independent auditors, and has the authority to resolve disagreements between management and our auditors. The Audit Committee may establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting and auditing matters, as well as confidential, anonymous submission by employees. The Board of Directors has determined that each of the members of the audit committee is “independent” within the meaning of the rules of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002.

The Audit Committee recommended to the Board of Directors that the consolidated financial statements be included in the Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2007:

•	First, the Audit Committee discussed with our independent auditors the overall scope and plans for their audits.

•

Second, the Audit Committee met with the independent auditors, without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.

•

Third, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

•

Fourth, the Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States).

•

Fifth, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

•

Finally, the Audit Committee obtained and reviewed a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years inspecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

The Audit Committee reviewed our consolidated financial statements with the Board of Directors and discussed them with PricewaterhouseCoopers LLP during the 2007 fiscal year, along with the matters required to be discussed by Statement on Auditing Standards No. 114. The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures, including the letter, required by Independence Standards Board Standard No. 1 and discussed with PricewaterhouseCoopers LLP its independence. Based on the discussions with PricewaterhouseCoopers LLP and management, the consolidated financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our 2007 Annual Report on Form 10-K.

Audit Committee

John H. Herrell

Robert H. Hotz

Leatrice Ducat

RELATIONSHIP WITH INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP (“PwC”) was selected to serve as our independent auditors during 2007. It is anticipated that PwC representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the stockholders or their representatives.

KPMG LLP (“KPMG”) served as our independent auditors during 2006. On March 16, 2007, we informed KPMG that KPMG was being dismissed as our principal accountants, effective immediately for the year ended December 31, 2007. On March 16, 2007, we engaged PwC as our new principal accountants for the year ending December 31, 2007. The decision to dismiss KPMG and to engage PwC was approved by the Audit Committee.

PwC’s audit report on our consolidated financial statements as of and for the year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except as follows: PwC’s report on the consolidated financial statements as of and for the year ended December 31, 2007 contained a separate paragraph stating that “As discussed in Note 6 to the consolidated financial statements, the Company changed the manner in which it accounts for uncertain tax positions in fiscal 2007.”

KPMG’s audit report on our consolidated financial statements as of and for the year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s report on the consolidated financial statements as of and for the year ended December 31, 2006 contained a separate paragraph stating that “As discussed in note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and related interpretations on January 1, 2006; the Company also adopted Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans as discussed in note 10 to the consolidated financial statements as of December 31, 2006.”

During the year ended December 31, 2006, and in the subsequent interim period through March 16, 2007, there were: (i) no disagreements between us and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in its reports on the financial statements for such years, and; (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The foregoing disclosures were previously reported in a Form 8-K (“8-K”) that we filed on March 21, 2007. KPMG received a copy of the disclosures prior to the time the 8-K was filed with the SEC. A copy of KPMG’s letter addressed to the SEC, stating its agreement with such statements and dated March 21, 2007, is attached as Exhibit 16.1 to the 8-K.

In deciding to engage PwC, the Audit Committee reviewed auditor independence issues and prior commercial relationships with PwC and concluded that PwC had no commercial relationship with us that would impair its independence for the year ended December 31, 2007. During the years ended December 31, 2006 and 2005, and in the subsequent interim period through March 16, 2007, neither we nor anyone acting on our behalf has consulted with PwC on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Set forth below are the fees paid or accrued for the services of PwC and KPMG during 2007 and KPMG during 2006:

	2007	2006
Audit fees to PwC	$1,675,000	$—
Audit fees to KPMG	304,700	2,035,000
Audit-related fees to KPMG	—	87,000
Tax fees (to PwC in 2007 and KPMG in 2006)	145,027	235,000
All other fees	—	—

Total	$2,124,727	$2,357,000

Audit fees consisted of professional services rendered to us or certain of our subsidiaries. Such audit services include audits of financial statements, audit of our annual management assessment of the effectiveness of internal control over financial reporting in 2007 and 2006 (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements, and audit services provided in connection with regulatory filings.

Fees to KPMG for audit-related services in 2006 consisted primarily of agreed upon procedures and program specific audits for us and our subsidiaries.

Fees for tax services in 2007 and 2006 consisted primarily of consultation on various tax matters related to us and our subsidiaries and preparation of federal and state income tax returns for certain of our subsidiaries.

There were no other fees in 2007 or 2006.

The Audit Committee has considered and determined that the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

All audit and permissible non-audit services provided to us by the independent auditors are pre-approved by the Audit Committee, which considers whether the proposed services would impair the independence of the independent auditors. The Chairperson of the Audit Committee may pre-approve audit and permissible non-audit services during the time between Audit Committee meetings if the fees for the proposed services are less than $25,000.

YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

STEVE G. FILTON, Secretary

King of Prussia, Pennsylvania

April 16, 2008

EXHIBIT A

UNIVERSAL HEALTH SERVICES, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

1. Purpose. The purpose of the Universal Health Services, Inc. 2005 Stock Incentive Plan (the “Plan”) is to provide a flexible vehicle through which Universal Health Services, Inc., a Delaware corporation (the “Company”), may offer equity-based compensation incentives to key personnel of the Company and its affiliates in order to attract, motivate, reward and retain such personnel and to further align the interests of such personnel with those of the stockholders of the Company.

2. Types of Awards. Awards under the Plan may be in the form of (a) options to purchase shares of the Company’s Class B Common Stock, $.01 par value (the “Common Stock”) pursuant to Section 6 below, including options intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and options which do not qualify as ISOs, and (b) stock appreciation rights (“SARs”) pursuant to Section 7 below (collectively, “Awards”).

3. Share Limitations.

(a) Aggregate Share Limitation. Subject to adjustment as provided in Section 9 below, the maximum number of shares of Common Stock which may be issued pursuant to the Plan shall not exceed [7,000,000] shares (the “Authorized Shares”). In determining the number of Authorized Shares available for issuance under the Plan, the following shares shall be deemed not to have been issued (and shall remain available for issuance) pursuant to the Plan: (i) shares subject to an Award that is forfeited, canceled, terminated or settled in cash, and (ii) shares withheld or tendered by the recipient of an Award as payment of the exercise price under an Award or the tax withholding obligations associated with an Award.

(b) Individual Award Limitation. Subject to adjustment as provided in Section 9 below, the maximum number of shares of Common Stock with respect to which options or SARs may be granted hereunder during a calendar year of the Company to any employee is 1,000,000 shares.

4. Administration.

(a) Committee. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Board”), or such other committee of directors designated by the Board (the “Committee”), provided that all of said designated directors qualify as “non-employee directors” (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and as “outside directors” (within the meaning of Treas. Reg. Section 1.162-27(e)(3) under Section 162(m) of the Code). Notwithstanding the foregoing, the Board shall have sole responsibility and authority for matters relating to the grant and administration of Awards to non-employee directors of the Company, and reference herein to the Committee with respect to any such matters shall be deemed to refer to the Board.

(b) Responsibility and Authority of Committee. Subject to the provisions of the Plan, the Committee, acting in its discretion, shall have responsibility and full power and authority to (i) select the persons to whom

Awards shall be made, (ii) prescribe the terms and conditions of each Award and make amendments thereto, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other instrument evidencing an Award made under the Plan, and (iv) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities under the Plan, the Committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

(c) Delegation of Authority. To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be, members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate to the extent that such delegation shall not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) or intended to qualify for an exemption under Rule 16b-3 under the Exchange Act to fail to so qualify.

(d) Committee Actions. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

(e) Indemnification. The Company shall indemnify and hold harmless each member of the Board, the Committee or any subcommittee appointed by the Committee and any employee of the Company who provides assistance with the administration of the Plan from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal fees and other expenses incident thereto and, to the extent permitted by applicable law, advancement of such fees and expenses) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

5. Eligibility. Awards may be granted under the Plan to present or future employees of the Company or an affiliate of the Company and to directors of, or consultants to, the Company or an affiliate who are not employees. For purposes hereof, “affiliate” of the Company means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

6. Stock Options. Stock options granted under the Plan shall have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the option is granted or, if the holder’s rights are not adversely affected, at any subsequent time. The Committee may impose restrictions on shares of Common Stock acquired upon the exercise of options granted under the Plan.

(a) Exercise Price. The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than 100% of the Fair Market Value (as defined in Section 8 below) of a share of Common Stock on the date the option is granted (110% in the case of ISOs granted to an employee who is a 10% stockholder within the meaning of Section 422(b)(6) of the Code).

(b) Option Term. Unless sooner terminated in accordance with its terms, an option shall automatically expire on the tenth anniversary of the date it is granted (the fifth anniversary of the date it is granted in the case of an ISO granted to an employee who is a 10% stockholder).

(c) Manner of Exercise. An outstanding and exercisable option may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Committee) a written notice identifying the option that is being exercised and specifying the number of shares to be purchased pursuant to that option, together with payment of the exercise price, and by satisfying the applicable tax withholding obligations pursuant to Section 10. The Committee may establish such rules and procedures as it deems appropriate for the exercise of options under the Plan. The Committee, acting in its sole discretion, may permit the exercise price to be paid in whole or in part in cash or by check, by means of a cashless exercise procedure, in the form of unrestricted shares of Common Stock (to the extent of the Fair Market Value thereof) or, subject to applicable law, by any other form of consideration deemed appropriate.

(d) Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option until payment of the exercise price and the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Company. The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option until the option is validly exercised, the exercise price is paid fully and applicable withholding obligations are satisfied fully.

(e) Nontransferability of Options. No option granted under the Plan may be assigned or transferred except upon the option holder’s death to a beneficiary designated by the option holder in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the option holder, pursuant to the option holder’s will or by the laws of descent and distribution; and each such option may be exercised during the option holder’s lifetime only by the option holder. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit an option holder to transfer an option, other than an ISO, in whole or in part, to such persons and/or entities as are approved by the Committee from time to time and subject to such terms and conditions as the Committee may determine from time to time.

(f) Termination of Employment or Other Service. Unless otherwise determined by the Committee in its sole discretion, if an option holder ceases to be employed by or to perform other services for the Company and its affiliates for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date of termination of employment or other service or, if earlier, the date specified in the option agreement. Unless otherwise determined by the Committee in its sole discretion, if an option holder’s employment or service is terminated by reason of the option holder’s death or disability (or if the option holder’s employment or other service is terminated by reason of his or her disability and the option holder dies within one year after such termination of employment or service), then each outstanding option granted to the option holder under the Plan will terminate on the date one year after the date of such termination of employment or other service (or one year after the later death of a disabled option holder) or, if earlier, the date specified in the option agreement. For purposes hereof, unless otherwise determined by the Committee, the term “disability” means the inability of an Award holder to perform the customary duties of his or her employment or other service for the Company or its affiliates by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

7. Stock Appreciation Rights. A SAR constitutes a conditional right of the holder to receive, in shares of Common Stock of equivalent value, an amount equal to the Fair Market Value of a share of Common Stock on the applicable exercise or designated settlement date minus a specified base price. SARs granted under the Plan shall have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the SAR is granted or, if the holder’s rights are not adversely affected, at any subsequent time. The Committee may impose restrictions on shares acquired upon the exercise of SARs granted under the Plan.

(a) Base Price. The base price per share of Common Stock covered by an SAR granted under the Plan may not be less than the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(b) SAR Term. Unless sooner terminated in accordance with its terms, a SAR shall automatically expire on the tenth anniversary of the date it is granted.

(c) Exercise of SARs. An outstanding and exercisable SAR may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Committee) a written notice identifying the SAR that is being exercised, specifying the number of shares covered by the exercise and containing such other information or statements as the Committee may require, and by satisfying the applicable tax withholding obligations pursuant to Section 10. The Committee may establish such rules and procedures as it deems appropriate for the exercise of SARs under the Plan. Upon the exercise of an SAR (or designated settlement date, if applicable), the holder shall be entitled to receive an amount in shares of Common Stock equal to the product of (i) the number of shares of Common Stock with respect to which the SAR is being exercised (or settled) and (iii) the difference between the Fair Market Value of a share of Common Stock on the date the SAR is exercised (or settled) and the base price per share of the SAR.

(d) Nontransferability of SARs. No SARs granted under the Plan may be assigned or transferred except upon the SAR holder’s death to a beneficiary designated by the SAR holder in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the SAR holder, pursuant to the SAR holder’s will or by the laws of descent and distribution; and each such SAR may be exercised during the SAR holder’s lifetime only by the SAR holder.

(e) Termination of Employment or Other Service. Unless otherwise determined by the Committee in its sole discretion, if a SAR holder ceases to be employed by or to perform other services for the Company and its affiliates for any reason other than death or disability (defined above), then each outstanding SAR granted to him or her under the Plan will terminate on the date of termination of employment or other service or, if earlier, the date specified in the SAR agreement. Unless otherwise determined by the Committee in its sole discretion, if a SAR holder’s employment or service is terminated by reason of the SAR holder’s death or disability (or if the SAR holder’s employment or other service is terminated by reason of his or her disability and the SAR holder dies within one year after such termination of employment or service), then each outstanding SAR granted to the SAR holder under the Plan will terminate on the date one year after the date of such termination of employment or other service (or one year after the later death of a disabled SAR holder) or, if earlier, the date specified in the SAR agreement.

8. Fair Market Value. For Plan purposes, unless otherwise required by applicable law, the “Fair Market Value” means the fair market value of a share of Common Stock as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Common Stock as of any given date shall be the closing sale price per share of the Common Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the next day on which a sale was reported.

9. Capital Changes; Merger, Consolidation, Asset Sale.

(a) Adjustments upon Changes in Capitalization. The maximum number and class of shares issuable pursuant to the Plan, the maximum number of shares with respect to which options or SARs may be granted to any employee in any calendar year, the number and class of shares and the exercise price per share covered by each outstanding option and the number and class of shares and the base price per share covered by each outstanding SAR shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock.

(b) Effects of Merger, Consolidation or Asset Sale. In the event of a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, each outstanding option and SAR shall be assumed or an equivalent option or right substituted by the successor corporation (or a parent of the successor corporation). In the event that the successor corporation refuses to assume or substitute for options or SARs, the option holders and SAR holders shall fully vest in and have the right to exercise their options and SARs as to all of the shares covered thereby, including shares as to which it would not otherwise be vested or exercisable. If an option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Board shall notify the holder in writing or electronically at least fifteen (15) days prior to the consummation of such merger, consolidation or sale of assets that the option and/or SAR shall be fully exercisable for the period specified in such notice (but in any case not less than fifteen (15) days from the date of such notice), and the option and/or SAR shall terminate upon the consummation of such merger, consolidation or asset sale. For the purposes of this Section, an option or SAR shall be considered assumed if, following the merger, consolidation or sale of assets, the option or SAR confers the right to purchase or receive, for each share of stock subject to the option or SAR immediately prior to the merger, consolidation or sale of assets, the consideration (whether stock, cash or other securities or property) received in the merger, consolidation or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (reduced, in the case of SARs, by the applicable base price) and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger, consolidation or sale of assets is not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option or SAR, for each share of stock subject to the option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger, consolidation or sale of assets (reduced, in the case of SARs, by the applicable base price).

(c) Change in Control. The Board may in its sole discretion accelerate, in whole or in part, the vesting of any outstanding Award upon the occurrence of a Change in Control (as defined below), whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied. For purposes hereof, a “Change in Control” of the Company shall be deemed to occur if:

(i) there occurs (1) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which each class of the Company’s common stock would be converted into cash, securities or other property, other than (x) a consolidation or merger of the Company in which the holders of each class of common stock immediately prior to the consolidation or merger have the same proportionate ownership and voting power with respect to the common stock of the surviving corporation immediately after the consolidation or merger, or (y) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger; or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company’s assets;

(ii) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

(iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than persons or their family members or affiliates which have such voting power on the date of adoption of the Plan by the Board, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of the combined voting power of the voting securities of the Company other than pursuant to a plan or arrangement entered into by such person and the Company; or

(iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(d) Fractional Shares. In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from the adjustment.

(e) Determination of Board to be Final. All adjustments under this Section shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

10. Tax Withholding. As a condition to the exercise of any Award, the delivery of any shares of Common Stock pursuant to any Award or the settlement of any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or an affiliate relating to an Award, the Company and/or the affiliate may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an Award recipient whether or not pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section by electing to have the Company withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

11. Amendment and Termination. The Board may amend or terminate the Plan provided, however, that no such action may adversely affect a holder’s rights under an outstanding Award without his written consent. Any amendment which would (a) increase the maximum number of shares of Common Stock issuable under the Plan or the maximum number of shares with respect to which options or SARs may be granted to any employee in any calendar year, (b) modify the class of persons eligible to receive Awards under the Plan or (c) otherwise require stockholder approval under applicable law or exchange or market requirements, shall, to the extent required by applicable law or exchange or market requirements, be subject to the approval of the Company’s stockholders.

12. Limitation on Repricing. Without the approval of the Company’s stockholders, the Committee shall not amend or replace previously granted options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange, Inc.

13. General Provisions.

(a) Documentation of Awards. Each Award made under the Plan shall be evidenced by a written agreement or other instrument the terms of which shall be established by the Committee. To the extent not inconsistent with the provisions of the Plan, the written agreement or other instrument evidencing an Award shall govern the rights and obligations of the Award recipient (and any person claiming through the recipient) with respect to the Award.

(b) Shares Issued under Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan.

(c) Compliance with Law. The Company shall not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(d) Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(e) No Employment or other Rights. Nothing contained in the Plan or in any Award agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other service with the Company or an affiliate or interfere in any way with the right of the Company and its affiliates at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other service.

(f) Decisions and Determinations Final. Except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, the Committee shall have full power and authority to interpret the Plan and any Award agreement made under the Plan and to determine all issues which arise thereunder or in connection therewith, and the decision of the Board or the Committee, as the case may be, shall be binding and conclusive on all interested persons.

(g) Nonexclusivity of the Plan. No provision of the Plan, and neither its adoption Plan by the Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify as “performance-based compensation” under Section 162(m) of the Code.

14. Governing Law. All rights and obligations under the Plan and each Award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

15. Term of the Plan. The Plan shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”). Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the Effective Date. The rights of any person with respect to an Award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan, as each is then in effect or is thereafter amended.

EXHIBIT B

SECOND AMENDED AND RESTATED

2001 EMPLOYEES’ RESTRICTED STOCK PURCHASE PLAN

1. Purpose. The purpose of this 2001 Employees’ Restricted Stock Purchase Plan (the “Plan”), is to secure for Universal Health Services, Inc. (the “Company”) the benefits of the additional incentive resulting from the ownership of its Shares of Class B Common Stock, par value $.01 per share (the “Shares”), by selected employees of, and consultants to, the Company or its subsidiaries (for convenience such persons are hereinafter collectively referred to as “employees”) who are important to the success and the growth of the business of the Company and its subsidiaries, and to help the Company and its subsidiaries secure and retain the services of such persons.

2. Restricted Stock Committee. The Plan will be administered by the compensation committee of the Company’s Board of Directors (the “Board”), or such other committee of directors designated by the Board (the “Committee”), provided that all of said designated directors qualify as “non-employee directors” (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended) and as “outside directors” (within the meaning of Treas. Reg. Section 1.162-27(e)(3)).

3. Shares Subject to Plan. Subject to the adjustment provisions of paragraph 9, the number of shares of Class B Common Stock which may be issued or sold under the Plan shall not exceed [1,800,000].

Shares sold under the Plan may be Shares of the Company’s authorized and unissued Shares of Class B Common Stock, Shares of the Company’s issued Shares of Class B Common Stock held in the Company’s treasury, or both. Should any Shares sold pursuant to the Plan be repurchased by the Company, such Shares shall again become available for sale hereunder. Subject to adjustment under paragraph 9, the number of shares of Class B Common Stock which may be issued or sold under the Plan to any employee during any calendar year shall not exceed 400,000.

4. Employees Eligible. Shares may be sold pursuant to the Plan to all employees and consultants of the Company and its subsidiaries (including officers of the Company or any of its subsidiaries whether or not they are also directors of the Company or any of its subsidiaries). For purposes of the Plan, “subsidiary” shall mean a “subsidiary corporation” as defined in Section 424 of the Internal Revenue Code of 1986, as amended. In making determinations as to whom Shares should be sold, the Committee shall take into consideration an employee’s present and potential contribution to the success of the Company and its subsidiaries and such other factors as the Committee may deem proper and relevant.

5. Purchase of Shares, Price and Delivery of Payment. Subsequent to a determination by the Committee that Shares shall be sold pursuant to the Plan, the Company or a subsidiary shall deliver to the employee a letter advising him of such determination. Within 30 days of the date of such letter, the employee must complete the Restricted Stock Purchase Agreement enclosed therewith and return it to the Company along with payment in full by cash or check. The price of each Share sold pursuant to the Plan shall be the par value thereof at the time of sale. Prior delivery by an employee to the Company of a completed Restricted Stock Purchase Agreement and payment in full for the Shares, the Committee may, at its discretion, revoke its decision to sell Shares to an employee.

6. Restrictions. All Shares sold pursuant to the Plan shall be sold subject to a Restricted Stock Purchase Agreement which gives the Company the right to repurchase all or a portion of such Shares, for an amount equal to the price paid by the employee, in the event that his employment terminates for any reason during the period set forth in such Restricted Stock Purchase Agreement. Each employee shall also be required to agree that all Shares purchased by him pursuant to the Plan are purchased for investment purposes and not for the purpose of resale or other distribution thereof.

Notwithstanding the foregoing, in the event that an employee of the Company or one of its subsidiaries who has purchased Shares under the plan terminates his employment with such employer and immediately commences employment with the Company or a different subsidiary thereof, such event shall not be treated as a termination of employment under the Plan, and the Company’s repurchase rights with respect to such Shares shall not be affected. Upon the termination of employment in such cases, the Restricted Stock Purchase Agreement entered into between such employee and his employer shall be cancelled and, upon the commencement of employment with his new employer, the employee and his new employer shall enter into a new Restricted Stock Purchase Agreement.

6A. Performance-Based Awards. The provisions of this paragraph 6A will apply to awards under the Plan that are intended to generate “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Awards made under this paragraph will be interpreted and construed accordingly.

(a) Shares issued or sold pursuant to this paragraph 6A shall be subject to such performance-based conditions as the Committee deems appropriate, consistent with the requirements of this paragraph and Section 162(m) of the Code. A performance condition established by the Committee in connection with a sale or issuance of Shares pursuant to this paragraph must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the condition is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date (when fulfillment is substantially uncertain) as may be permitted under Section 162(m) of the Code, and (3) based on one or more of the following performance criteria:

(i) attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing;

(ii) attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits;

(iii) attainment of certain target levels of, or a specified increase in, operational cash flow;

(iv) achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;

(v) attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations;

(vi) attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital;

(vii) attainment of certain target levels of, or a percentage increase in, after-tax return on stockholders’ equity;

(viii) attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula;

(ix) attainment of certain target levels in the fair market value of the shares of the Company’s Common Stock; and

(x) growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends.

If and to the extent permitted under Section 162(m) of the Code, performance conditions may be determined without regard to (or adjusted for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period. The Committee may not delegate any responsibility with respect to the establishment or certification of the achievement of performance conditions to which awards covered by this paragraph are subject.

(b) Upon the expiration of the performance period applicable to a performance-based award, the Committee will certify in writing the extent to which the performance conditions applicable to the award and any other material terms were in fact achieved and the percentage of such award that has been earned.

(c) No sale or issuance of Shares pursuant to this paragraph 6A may be made on or after the date of the first meeting of stockholders of the Company (or any adjournment or postponement thereof) in 2009.

7. Transferability. No Shares subject to repurchase by the Company may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated, by the purchase of such Shares. Any attempt to do any of the foregoing shall cause the immediate forfeiture of such Shares.

8. Right to Terminate Employment or Service. Nothing in the Plan or in any Restricted Stock Purchase Agreement shall confer upon any employee the right to continue in the employment of the Company or affect the right of the Company to terminate the employee’s employment at any time, subject, however, to the provisions of any agreement of employment between the Company and the employee.

9. Adjustment Upon Changes in Capitalization, etc. In the event of one or more stock splits, reverse stock splits, stock dividends, reclassifications, recapitalizations or any other change in the character or amount of the

Company’s Shares, the number, kind and purchase price of Shares which may thereafter be sold under the Plan and the number of Shares that may be issued or sold to any individual employee during any calendar year shall be adjusted as determined by the Board, in its sole discretion, to give effect thereto, and all new, substituted or additional securities to which any employee may become entitled by reason of his ownership of Shares previously purchased or issued pursuant to the Plan shall be subject to the terms of the Plan and the Restricted Stock Purchase Agreement under which such Shares were purchased or issued.

10. Amendment or Termination of Plan. The Board of Directors shall have the authority to amend or terminate the Plan at any time; provided, however, that no such amendment or termination shall adversely affect the rights of any employee with respect to Shares previously sold hereunder. Notwithstanding the above, no amendment to the Plan will become effective without the approval of the company’s stockholders which would increase the number of shares which may be issued under the Plan if and to the extent such approval is necessary or desirable to comply with applicable law or exchange requirements.

11. Expiration of the Plan. Unless sooner terminated by the Board of Directors, shares may be sold under the Plan at any time and from time to time, prior to March 7, 2010. Any Shares sold under the Plan that remain outstanding on or after such expiration date shall remain subject to the terms of the Plan until any restrictions thereon have lapsed or they have been repurchased by the Company.

12. Effective Date of Plan. The Plan shall become effective on March 7, 2001, subject, nevertheless, to approval by the Stockholders representing at least a majority of the Common Stock votes of the Company present or represented at the 2001 Annual Meeting of Stockholders.

PROXY

CLASS A

COMMON STOCK

CLASS C

COMMON STOCK

UNIVERSAL HEALTH SERVICES, INC.

This Proxy Solicited By The Board Of

Directors For The Annual Meeting Of

Stockholders To Be Held On May 21, 2008

Alan B. Miller and Steve Filton and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class A Common Stock and Class C Common Stock of Universal Health Services, Inc. (the “Company”) held of record by the undersigned on April 1, 2008 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 21, 2008, at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, May 21, 2008. The Proxy Statement and Annual Report to Stockholders are available at http://bnymellon.mobular.net/bnymellon/uhs.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK

☐

ACCOUNT NUMBER

CLASS A COMMON

CLASS C COMMON

The Board of Directors recommends a vote FOR Proposals I, II and III.

I.    The Election of Alan B. Miller

         ☐  For                         ☐  Withhold Authority

II.    Approval of the Amendment to the Universal Health Services, Inc. 2005 Stock Incentive Plan

         ☐  For                         ☐  Against                        ☐  Abstain

III.   Approval of the Amendment to the Universal Health Services, Inc. Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan

         ☐  For                         ☐  Against                        ☐  Abstain

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

DATED:

SIGNATURE:

SIGNATURE:

IMPORTANT: Please sign exactly as name appears at the left. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title.

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALAN B. MILLER AS DIRECTOR FOR THE APPROVAL OF THE AMENDMENT TO THE UNIVERSAL HEALTH SERVICES, INC. 2005 STOCK INCENTIVE PLAN AND FOR THE APPROVAL OF THE AMENDMENT TO THE UNIVERSAL HEALTH SERVICES, INC. AMENDED AND RESTATED 2001 EMPLOYEE’S RESTRICTED STOCK PURCHASE PLAN.

PROXY	CLASS B COMMON STOCK CLASS D COMMON STOCK

UNIVERSAL HEALTH SERVICES, INC.

This Proxy Solicited By The Board Of Directors For

The Annual Meeting Of Stockholders To Be Held On May 21, 2008

Alan B. Miller and Steve Filton and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class B Common Stock and Class D Common Stock of Universal Health Services, Inc. held of record by the undersigned on April 1, 2008 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 21, 2008, at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Please call 1-800-814-5819 to obtain directions to the Annual Meeting to vote in person. Any and all proxies heretofore given are hereby revoked.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Annual Meeting

of

Universal Health Services, Inc. Stockholders

Wednesday, May 21, 2008

10:00 a.m.

Universal Corporate Center

367 South Gulph Road

King of Prussia, PA.

Agenda

•        Election of a Director by the holders of the Class B and Class D Common Stock

•        Election of a Director by the holders of Class A and Class C Common Stock

•        Approval of the Amendment to the Universal Health Services, Inc. 2005 Stock Incentive Plan

•        Approval of the Amendment to the Universal Health Services, Inc. Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan

•        Discussion on matters of current interest

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
1. The Election of John F. Williams, Jr., M.D., Ed.D	For ☐	Withhold Authority ☐		4. Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

2. Approval of the Amendment to the Universal Health Services, Inc. 2005 Stock Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐	WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF JOHN F. WILLIAMS, JR., M.D., Ed.D AS A DIRECTOR, FOR THE APPROVAL TO THE UNIVERSAL HEALTH SERVICES, INC. 2005 STOCK INCENTIVE PLAN AND FOR THE APPROVAL OF THE AMENDMENT TO THE UNIVERSAL HEALTH SERVICES, INC. AMENDED AND RESTATED 2001 EMPLOYEES’ RESTRICTED PURCHASE PLAN.

3. Approval of the Amendment to the Universal Health Services, Inc. Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature:                                        Date:                                        Signature:                                        Date:

IMPORTANT: Please sign exactly as name appears at the left. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title. The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/UHS	OR	TELEPHONE 1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for a fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect®

at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be held on Wednesday, May 21, 2008: The Proxy Statement and Annual Report to

Stockholders are available at http://bnymellon.mobular.net/bnymellon/uhs